SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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CACI International Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 6, 2011

Dear Fellow Stockholder:

     I cordially invite you to attend your Company’s 2011 Annual Meeting of Stockholders on November 17, 2011, at 9:30 a.m., local time. The meeting will be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042.

     The scheduled matters to be considered and acted on at the meeting are the election of directors; a non-binding advisory vote on the compensation of our named executive officers; a non-binding advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers; amendment of the Company’s 2006 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance from 3,500,000 to 5,000,000 and to allow for the issuance of up to 2,000,000 shares that may be issued in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock; approval to adjourn the meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the amendment of 2006 Stock Incentive Plan; and ratification of the appointment of Ernst & Young LLP as our independent auditors. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J.P. LONDON
Chairman of the Board and Executive Chairman

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the form of proxy (you can vote via the Internet, by phone, or by using the return envelope if you received a physical copy) to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held November 17, 2011
________________________

     Notice is hereby given that the Annual Meeting of Stockholders of CACI International Inc (CACI or the Company) will be held on Thursday, November 17, 2011 at 9:30 a.m., local time, at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042 for the following purposes:

1.	To elect the nine nominees named in the Proxy Statement to the Company’s Board of Directors;

2.	To hold a non-binding advisory vote on the compensation of our named executive officers;

3.	To hold a non-binding advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

4.
To approve amendments to the Company’s 2006 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance from 3,500,000 to 5,000,000 and to allow for up to 2,000,000 shares of Common Stock to be issued in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock after August 11, 2011;

5.	To approve a proposal to adjourn the meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve Item 4;

6.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2012;

7.	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 19, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at CACI International Inc, 1100 N. Glebe Road, Arlington, Virginia 22201 from November 3, 2011 through November 16, 2011 for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors

ARNOLD D. MORSE
Secretary

Arlington, Virginia
Dated: October 6, 2011

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the form of proxy (you can vote via the Internet, by phone, or by using the return envelope if you received a physical copy) to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
________________________

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc to be used at the Annual Meeting of Stockholders of the Company to be held on November 17, 2011. This Proxy Statement is being made available on or about October 6, 2011. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder’s proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to Arnold D. Morse, Secretary of the Company, by delivering to the Company a proxy bearing a later date, or by voting in person at the Annual Meeting. Please note, however, that any stockholder wishing to revoke a previous proxy whose shares are held of record by a broker, bank or other nominee must follow such nominee’s instructions to revoke such proxy or vote at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

FOR the Board of Directors’ nine nominees for election to the Company’s Board of Directors.

FOR the resolution approving the compensation of the named executive officers, as disclosed in the Company’s 2011 Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other accompanying tables and narrative disclosure.

FOR the recommendation of an advisory vote on executive compensation every year.

FOR the proposed amendments to the Company’s 2006 Stock Incentive Plan.

FOR the adjournment of the meeting if necessary to permit the further solicitation of proxies regarding the proposed amendments to the 2006 Stock Incentive Plan.

FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

     The Board does not expect that any matter other than those set forth in the Notice of the Annual Meeting will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

     The close of business on September 19, 2011 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on September 19, 2011, the Company had 26,405,574 shares of common stock issued and outstanding. Each share is entitled to one vote.

INTERNET AVAILABILITY OF PROXY MATERIALS

     We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On October 6, 2011, we mailed to our stockholders (other than those who previously requested electronic delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs our stockholders on how to access their proxy card to vote through the Internet or by telephone.

     This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if a stockholder would prefer to receive printed proxy materials, the stockholder may follow the instructions included in the Notice of Internet Availability. If a stockholder has previously elected to receive our proxy materials electronically, that stockholder will continue to receive these materials via e-mail unless he or she elects otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS

     In accordance with the Company’s By-laws, the Board has set at nine the number of Directors to constitute the full Board. Nine persons have been nominated for election to serve as a Director of the Company. Under the Company’s By-laws, all Directors hold office at the pleasure of the stockholders or until their respective successors are elected.

     Unless authority is withheld, the persons named in the accompanying proxy will vote the shares of common stock represented by the proxy FOR the election of the nine nominees listed below. Under the Company’s By-laws, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

     In general, under Delaware law, broker non-votes (which arise when brokers lack authority to vote and fail to obtain instructions from the beneficial owners of the related shares) and abstentions count toward the determination of a quorum. Regarding the election of directors, if a quorum is present, a majority of the votes properly cast for election of directors is sufficient to elect directors. Votes to withhold authority are considered properly cast; broker non-votes are not treated as votes cast. New York Stock Exchange (NYSE) Rule 452 now classifies the election of directors as a non-routine matter. As a result, banks and brokers will not be able to vote on the election of directors without instructions from the beneficial owners. We encourage all stockholders who hold shares through a bank, broker or other holder of record to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

     The Board’s Corporate Governance and Nominating Committee has recommended nine nominees for election as Directors. All nine nominees are current Directors.(1) For more information regarding nomination procedures and corporate governance matters, please consult the “Corporate Governance” section set forth later in this Proxy Statement.

     The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxy may vote for the others and will vote for such other person(s) as they, in their discretion, may decide.

NOMINEES

     Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, and the business affiliations and relevant experience of each.

Non-Management Directors

     James S. Gilmore III, 61. Director of the Company since 2009.

     Mr. Gilmore brings to the Board an exceptional history of leadership and distinguished service to the nation and particular knowledge and experience in legal, regulatory and governmental affairs. Mr. Gilmore was the 68th Governor of the Commonwealth of Virginia, serving in that office from 1998 to 2002. He was a partner in the law firm of Kelley Drye & Warren LLP from 2002 to 2008, where he served as the Chair of the firm’s Homeland Security Practice Group and where his practice also focused on corporate, technology, information technology and international matters. In 2003, President George W. Bush appointed Mr. Gilmore to the Air Force Academy Board of Visitors, and he was elected Chairman of the Air Force Board in the fall of 2003. Former Governor Gilmore served as the Chairman of the Republican National Committee from 2001 to 2002. He also served as Chairman of
____________________

(1)	Dan R. Bannister, formerly a Director, passed away on March 13, 2011. In addition, Gordon R. England, a current Director, is not a candidate for re-election.

the Congressional Advisory Panel to Assess Domestic Response Capabilities for Terrorism Involving Weapons of Mass Destruction, a national panel established by Congress to assess federal, state and local government capabilities to respond to the consequences of a terrorist attack. This panel, also known as the “Gilmore Commission,” was influential in developing the Office of Homeland Security. Mr. Gilmore is a graduate of the University of Virginia and the University of Virginia School of Law. Within the last five years, Mr. Gilmore served as a director of the following publicly-held companies: Barr Laboratories, Inc. and IDT Corporation. During this timeframe, he was also a member of the advisory board of Hewlett-Packard Company. He is currently a director of Atlas Air Worldwide Holdings and Chairman of the Board of Everquest Financial Ltd. (a privately-held business). He also serves as President and CEO of the Free Congress Foundation, an entity that offers bi-partisan conservative solutions to various domestic and national security challenges. Mr. Gilmore is a member of the Council on Foreign Relations. In addition, Mr. Gilmore operates Gilmore Global Group, LLC in which he consults with companies seeking to market goods and services worldwide. Mr. Gilmore served in the U.S. Army from 1971-1974 in military intelligence.

     Gregory G. Johnson, 65. Director of the Company since 2006.

     As the former Commander, U.S. Naval Forces Europe and Africa, and Commander in Chief, Allied (NATO) Forces Southern Europe, Admiral Johnson (Retired) brings to the Board valuable insights into the Department of Defense, intelligence and international communities. Since retiring from the U.S. Navy in 2004, Admiral Johnson founded Snow Ridge Associates, a provider of strategic advice and counsel. During his 36-year naval career, Admiral Johnson rose through the ranks to Four-Star Admiral. He commanded at every level. He was most recently responsible for naval operations throughout the 91 nations and adjacent seas of the European and African Areas of Responsibility. He developed substantive policy-level relationships with many of those nations. Admiral Johnson’s NATO duties included operational-level command of the peace support operations in Bosnia-Herzegovina and Kosovo, as well as NATO missions in Macedonia, Albania, and other Southeastern European nations. Admiral Johnson oversaw the successful implementation of NATO’s Operation Active Endeavor (Mediterranean maritime intercept operations), assumed command of the NATO Response Force at the Istanbul Summit in June 2004, oversaw NATO’s contributions to the Hellenic Republic of Greece’s security efforts during the 2004 Olympics, and was responsible for the establishment of NATO’s training support mission in Iraq. During his naval career, Admiral Johnson was also assigned to several senior policy positions in Washington, most notably serving as the executive assistant to the Chairman, Joint Chiefs of Staff (1992 to 1993) and military assistant, first to the Deputy Secretary of Defense and subsequently to the Secretary of Defense (1997 to 2000). Admiral Johnson is active on numerous non-profit boards and serves in several civic and community organizations and institutions. Admiral Johnson also serves as Chairman of the Board of Directors of Alenia North America, Inc. and on the Board of Directors of Delorme, Inc.

     Dr. Richard L. Leatherwood, 72. Director of the Company since 1996.

     Dr. Leatherwood brings to the Board senior-level executive experience with publicly-held corporations. Dr. Leatherwood’s experience includes business unit management for a Fortune 500 transportation company. From 1986 to 1991, Dr. Leatherwood was President and Chief Executive Officer of CSX Equipment Group. In 1985, Dr. Leatherwood was Vice Chairman of Chessie System Railroads and Seaboard System Railroad. From 1983 to 1985, Dr. Leatherwood was President and Chief Executive Officer of Texas Gas Resources Group. From 1977 to 1983, Dr. Leatherwood held positions with Texas Gas Resources Corporation, a conglomerate of transportation and energy businesses with both revenues and assets in excess of $2.0 billion: 1982 to 1983, Executive Vice President; 1980 to 1982, Senior Vice President and Chief Financial Officer; 1979 to 1980, Vice President and Assistant to the President; and 1977 to 1979, Vice President, Planning and Systems, Trucking Division. Dr. Leatherwood is currently Chairman Emeritus of the Baltimore & Ohio Railroad Museum, a non-profit corporation. Within the last five years, Dr. Leatherwood served as a director of the following publicly-held company: Dominion Resources, Inc.

     James L. Pavitt, 65. Director of the Company since 2008.

     With over 30 years of experience in the intelligence community, Mr. Pavitt brings to the Board expertise in such areas as financial risk assessment, defense, information technology, homeland security, counterterrorism, and intelligence. As the Deputy Director for Operations at the Central Intelligence Agency (CIA), he managed the CIA’s globally deployed personnel and nearly half of its multi-billion dollar budget. He also served as the head of America’s Clandestine Service, leading the CIA’s operational response to the attacks of September 11, 2001. As Chief of the CIA’s Counterproliferation Division, he managed and directed intelligence operations against global proliferation networks. From 1990 to 1993, he served as Senior Intelligence Advisor on the National Security Council team for President George H.W. Bush. He is a recipient of the CIA’s Distinguished Intelligence Medal for his excellent work in these capacities. He is also a recipient of the CIA Career Distinguished Intelligence Medal, the CIA Director’s Medal and the Donovan Award. From 2004 until April 2011, Mr. Pavitt served as a Senior Advisor of The Scowcroft Group in Washington, D.C., an international strategic business advisory firm. Mr. Pavitt also serves on the advisory board of the Patriot Defense Group as well as the advisory board of Olton Solutions, Ltd, a company based in the United Kingdom.

     Dr. Warren R. Phillips, 70. Director of the Company since 1974.

     In addition to his experience as a senior-level technology executive, Dr. Phillips brings to the Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Board also benefits from Dr. Phillips’ familiarity with the U.S. intelligence community and his understanding of international business issues. Dr. Phillips serves as the financial manager for the Albanian-Macedonian-Bulgarian Oil Pipeline Corporation, a $1.5 billion crude oil pipeline developer for Caspian oil flows to the West. From February 2008 through August 2011, Dr. Phillips served as the Chairman of the Board and Chief Executive Officer of Advanced Blast Protection, Inc., a research, development and manufacturing company that produces conventional and unconventional bullet resistant glass, modular vehicle armor, and specialized armored vehicles for military, law enforcement and civilian use. In November 2009, Advanced Blast Protection, Inc. filed a petition pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida. Dr. Phillips is currently a Liquidating Trustee for Advanced Blast Protection, Inc. From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Phillips provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Between 1974 and 2003, Dr. Phillips was Professor of Government and Politics at the University of Maryland. During that time, he served in a number of administrative positions including Vice President for Academics at the University of Maryland Baltimore County, and Assistant Vice President for Administration for the University System where he managed system-wide information technology, budgeting, and internal audit.

     Charles P. Revoile, 77. Director of the Company since 1993.

     As an attorney and former senior-level executive, Mr. Revoile brings to the Board his considerable experience in the governance of publicly-held corporations and in contracting with the United States government. In addition, the Board values Mr. Revoile’s perspective in financial and management disciplines as an active private investor. From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel, and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. From 1964 to 1971, Mr. Revoile was counsel to the Communications division of Westinghouse Electric Corporation. From 1961 to 1964, he served as legislative counsel to the National Food Processors Association, representing the industry before Congress and the Executive agencies. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

     General William S. Wallace, USA (Ret.), 64. Director of the Company since 2009.

     General Wallace brings to the Board a 39-year record of military service and experience. From 2005 to 2008, he served as the Commanding General of the U.S. Army Training and Doctrine Command, leading more than 50,000 soldiers and civilians at 33 Army schools in the United States. He was the architect of the Army’s reorganization during military operations in Iraq and Afghanistan and developed the organizational, technical, and warfighting requirements for Army modernization efforts. From 2003 to 2005, General Wallace was Commanding General of the Army Combined Arms Center where he was responsible for developing Army doctrine and for providing the intellectual foundation for military leadership in the 21st century. As Commanding General of the Fifth U.S. Corps from 2001 to 2003, during the opening campaign of Operation Iraqi Freedom, General Wallace led 140,000 soldiers from Kuwait to Baghdad, and subsequently directed the occupation of Western and Northern Iraq. He served as Commander of the Joint Warfighting Center from 1999 to 2001; Commanding General of the 4th Infantry Division — the Army’s first division incorporating new C4ISR technologies — from 1997 to 1999; and Commanding General of the National Training Center from 1995 to 1997. General Wallace is a 1969 graduate of the United States Military Academy at West Point. General Wallace currently acts as an independent consultant to various organizations and businesses serving the Department of Defense and is an independent director for Oshkosh Corporation, Inc.

Management Directors

     Paul M. Cofoni, 63. President and Chief Executive Officer; Director of the Company since 2006.

     Mr. Cofoni brings to the Board over 30 years of senior-level executive experience with publicly-held corporations, including large-scale integrator contractors in the federal market sector; defense, intelligence, and communications markets; and major commercial outsourcing and systems markets. Mr. Cofoni joined CACI in 2005 as President, U.S. Operations. On July 1, 2007, he became President and Chief Executive Officer. From 1991 to 2005, Mr. Cofoni held various positions with Computer Sciences Corporation (CSC): 2001 to 2005, Corporate Vice President and President of Federal Sector; 1998 to 2001, President, Technology Management Group; 1991 to 1998, Vice President, Eastern Region Outsourcing Operations. Prior to acquisition of certain General Dynamics business units by CSC, Mr. Cofoni held various positions with General Dynamics between 1974 and 1991, initially as a software engineer and finally as Vice President, Eastern Center, responsible for all aspects of information technology. Mr. Cofoni served as an officer in the U.S. Army from 1970 to 1974. He received a bachelor of science degree in mathematics from the University of Rhode Island in 1970 and attended the Massachusetts Institute of Technology (MIT) Sloan School program for senior executives in 1989. He has served as Chairman of the Board of the Armed Forces Communications and Electronics Association International and currently is a permanent board member. He is Vice Chairman of the Board of the Professional Services Council.

     Dr. J. P. London, 74. Chairman of the Board and Executive Chairman; Director of the Company since 1981.

     Under Dr. London’s leadership, CACI has grown from a small professional services consulting firm to become a major international pacesetter in information technology and communications solutions markets. CACI became a Fortune 1000 company in 2006. Dr. London joined CACI in 1972. He was elected President and Chief Executive Officer in 1984 and Chairman of the Board in 1990. On July 1, 2007, Dr. London was appointed Executive Chairman. Dr. London has received numerous awards during his career for his business and civic accomplishments, including the John W. Dixon Award from the Association of the U.S. Army for outstanding contributions to America’s defense and the U.S. Navy League’s Fleet Admiral Chester W. Nimitz Award for his exemplary contributions to the enhancement of U.S. maritime strength and national security. Dr. London was inducted as a Laureate into the Greater Washington Business Hall of Fame in 2010. He is also the recipient of the Ernst & Young Entrepreneur of the Year for Government IT Services, the Northern Virginia Technology Council’s Earl C. Williams Award for Leadership in Technology, the KPMG Peat Marwick High Tech Entrepreneur Award, and the Albert Einstein Award for Technology Achievement in the Defense Field. In addition, Dr. London has been recognized by the Human Resources Leadership Award of Greater Washington in its annual awards program, through the establishment of its Ethics in Business Award named in his honor. Dr. London serves on the boards of the U.S. Naval Institute, the U.S. Navy Memorial Foundation, the Naval Historical Foundation and the Secretary of the Navy’s Advisory Subcommittee on Naval History. Dr. London is currently a director and member of the Executive Committee of the Armed Forces Communications and Electronics Association and the Northern Virginia Technology Council where he was formerly a member of their Senior Advisory Board. Dr. London is also a member of the National Military Intelligence Association, the Intelligence and National Security Alliance, the Association of the U.S. Army, the Navy League, the Naval Order of the U.S.A., and the American Legion. Dr. London holds a B.S. in Engineering from the United States Naval Academy, a M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration, conveyed “with distinction”, from the George Washington University School of Business and Public Management. Early in his career, Dr. London served as a Naval Aviator. Dr. London holds the rank of Captain, U.S. Navy (Retired).

The Board recommends that stockholders vote FOR each of the Nominees.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS,
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides the latest available information as of September 19, 2011 with respect to beneficial ownership of the Company’s common stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.

	Amount of Beneficial
	Ownership	Percent of
Beneficial Owner	of Common Stock	Common Stock(1)
BlackRock, Inc.(2)	2,325,203	8.81%
40 East 52nd Street
New York, NY 10022
FMR LLC(3)	2,243,931	8.50%
82 Devonshire Street
Boston, MA 02109-3605
Blue Harbour Group, LP(4)	1,694,342	6.42%
646 Steamboat Road
Greenwich, CT 06830
Southpoint Master Fund LP (et al.)(5)	1,345,142	5.09%
623 Fifth Avenue, Suite 2601
New York, NY 10022
____________________

(1)	Based on 26,405,574 shares of common stock outstanding as of the September 19, 2011 record date.

(2)	The number of shares beneficially held by BlackRock, Inc. (BlackRock) is based solely on information in a Schedule 13G filed with the SEC by BlackRock on February 3, 2011 on behalf of itself and certain entities under its control. The report states that BlackRock holds 2,325,203 shares with sole voting and sole dispositive power over all 2,325,203 shares.

(3)	The number of shares beneficially held by FMR LLC (FMR) is based solely on information in a Schedule 13G/A filed with the SEC by FMR on February 14, 2011 on behalf of itself and certain entities under its control. The report states that the 2,243,931 shares held by FMR include 1,871,259 shares held by Fidelity Management & Research Company, 328,776 shares held by Pyramis Global Advisors, LLC, and 38,696 shares held by Pyramis Global Advisors Trust Company. FMR also reported that members of the family of Edward C. Johnson 3rd, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing 49% of the voting power of FMR. The report further states that 5,200 shares are held by FIL Limited (FIL). Partnerships controlled predominantly by members of the family of Edward C. Johnson 3rd, Chairman of FMR and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 39% of the total votes which may be cast by all holders of FIL voting stock. FIL and FMR are separate and independent corporate entities.

(4)	The number of shares beneficially held by Blue Harbour Group, LP, a Delaware limited partnership (Manager), Blue Harbour Strategic Value Partners Master Fund, LP, a Cayman Islands exempted limited partnership (the Fund), Blue Harbour Institutional Partners Master Fund, L.P., a Cayman Islands exempted limited partnership (BHIP and, together with the Fund, the Funds), Blue Harbour GP, LLC, a Delaware limited liability company (Fund GP), Blue Harbour Holdings, LLC, a Delaware limited liability company (Manager GP), and Clifton S. Robbins, a citizen of the United States of America (Mr. Robbins) (Blue Harbour Group, LP (et al.) is based solely on information in a Schedule 13D filed with the SEC by Blue Harbour et al. on July 7, 2010. The report states that the Fund beneficially owns an aggregate of 1,128,095 shares and that BHIP beneficially owns an aggregate of 566,247 shares. The report further states that the 1,694,342 shares of Common Stock beneficially owned, in the aggregate, by the Funds, may be deemed to be beneficially owned by each of the Fund GP, Manager, Manager GP, and Mr. Robbins.

(5)	The number of shares beneficially held by Southpoint Master Fund, LP, Southpoint Capital Advisors LP, Southpoint Capital Advisors LLC, Southpoint GP, LP, Southpoint GP, LLC, and John S. Clark II (Southpoint et al.) is based solely on information in a Schedule 13G filed with the SEC by Southpoint et al. on February 14, 2011. The report states that Southpoint et al. holds 1,345,142 shares, with shared voting power and shared dispositive power over all 1,345,142 shares.

     The following table provides information as of September 19, 2011 with respect to beneficial ownership for each Executive Officer, each present Director, and for all Current Executive Officers and Directors of the Company as a group.

	Amount of
	Beneficial Ownership		Percent of
Name of Beneficial Owner and Position	of Common Stock(1)		Common Stock(2)(3)
J.P. London	224,419	(4)	*
Chairman of the Board, Executive Chairman,
Director and Nominee
Paul M. Cofoni	392,907	(5)	1.49%
President, Chief Executive Officer,
Director and Nominee
William M. Fairl	123,486	(6)	*
President, U.S. Operations
CACI, INC.-FEDERAL
Thomas A. Mutryn	54,595	(7)	*
Executive Vice President,
Chief Financial Officer and Treasurer
Daniel D. Allen	—		*
Chief Operating Officer,
U.S. Operations,
CACI, INC.-FEDERAL
Gregory R. Bradford	103,223	(8)	*
Chief Executive, CACI Limited,
President, U.K. Operations
Gordon R. England	25,328	(9)	*
Director
James S. Gilmore III	3,806	(10)	*
Director and Nominee
Gregory G. Johnson	10,750	(11)	*
Director and Nominee
Richard L. Leatherwood	24,512	(12)	*
Director and Nominee
James L. Pavitt	5,380	(13)	*
Director and Nominee
Warren R. Phillips	1,267		*
Director and Nominee
Charles P. Revoile	32,434	(14)	*
Director and Nominee
William S. Wallace	3,432	(15)	*
Director and Nominee
All Current Executive Officers
and Directors as a Group (14 in number)	1,005,539		3.81%
____________________

(1)	All stock settled stock appreciation rights (SSARs) and stock options exercisable as of September 19, 2011 or within 60 days after that date are treated as exercised for the underlying shares of common stock. All Restricted Stock Units (RSUs) vesting as of September 19, 2011 or within 60 days after that date are treated as vested for the underlying shares of common stock.

(2)	Based on 26,405,574 shares of common stock outstanding as of the September 19, 2011 record date.

(3)	The asterisk (*) denotes that the individual holds less than one percent of outstanding common stock. This stock is included in the total percentage of outstanding common stock held by the Executive Officers and Directors shown above.

(4)	Includes 120,096 shares obtainable upon exercise of options within 60 days of September 19, 2011.

(5)	Includes 3,486 shares in CACI’s 401(k) plan and 327,840 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 19, 2011.

(6)	Includes 3,756 shares in CACI’s 401(k) plan and 88,140 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 19, 2011.

(7)	Includes 33,420 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 19, 2011.

(8)	Includes 55,120 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 19, 2011.

(9)	Includes 504 shares obtainable upon exercise of options exercisable within 60 days of September 19, 2011 and 10,000 shares owned by Mr. England’s wife.

(10)	Includes 504 shares obtainable upon exercise of options exercisable within 60 days of September 19, 2011.

(11)	Includes 8,504 shares obtainable upon exercise of options exercisable within 60 days of September 19, 2011.

(12)	Includes 4,000 shares owned by Dr. Leatherwood’s wife and 6,504 shares obtainable upon exercise of options exercisable within 60 days of September 19, 2011.

(13)	Includes 504 shares obtainable upon exercise of options exercisable within 60 days of September 19, 2011.

(14)	Includes 6,504 shares obtainable upon exercise of options exercisable within 60 days of September 19, 2011.

(15)	Includes 504 shares obtainable upon exercise of options exercisable within 60 days of September 19, 2011.

Section 16(a) Beneficial Ownership Reporting

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s Officers and Directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Such Officers, Directors, and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

     Under the applicable regulations, the reporting person is responsible for making the filing. Ordinarily however, when a reporting person engages in a transaction with the Company, such as the grant of a stock option, RSU, or similar award, Company personnel generate the report on a timely basis for the benefit of the reporting person. During the fiscal year ended June 30, 2011, in the following instances, these reports were inadvertently not generated and filed on a timely basis due to administrative errors:

     Form 4s were not timely filed for Messrs. Bradford, Fairl, and Randall C. Fuerst (the Company’s former Chief Operating Officer, U.S. Operations) for a grant of Restricted Stock Units (RSUs) they each received under the Company’s Management Stock Purchase Plan (MSPP). The aggregate number of RSU’s for which the necessary reports were not filed on a timely basis was 1,095. Form 4s were also not timely filed for Director Leatherwood’s sale of Company stock on five occasions between February 2010 and March 2011. The aggregate number of shares for which the necessary reports were not filed on a timely basis was 2,160. Finally, a Form 4 was not timely filed on one occasion for Mr. Bradford’s exercise and sale of stock options in May 2011. The aggregate number of shares for which the necessary report was not filed on a timely basis was 27,000.

Equity Compensation Plan Information

     The following table provides additional information as of June 30, 2011 regarding shares of the common stock of the Company authorized for issuance under its equity compensation plans.

			Number of Securities
			Remaining Available
	Number of		For Future Issuance
	Securities to be Issued	Weighted Average	Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans
Approved by Stockholders(1)	3,510,565 (2)	$52.78 (3)	2,384,114 (4)

Equity Compensation Plans Not
Approved by Stockholders	0	0	0

Total	3,510,565	$52.78	2,384,114
____________________

(1)	The equity compensation plans approved by the stockholders of the Company are the 2006 Stock Incentive Plan (the 2006 Plan), the Director Stock Purchase Plan (DSPP), the Management Stock Purchase Plan (MSPP), and the Employee Stock Purchase Plan (ESPP). Under the terms of the 2006 Plan, the Company may issue, among other awards, non-qualified stock options, restricted stock, restricted stock units (RSUs) and stock-settled appreciation rights (SSARs). The DSPP allows Directors to elect to receive RSUs at the market price of the Company’s common stock on the date of the award in lieu of up to 100 percent of their annual retainer fees. The MSPP allows those senior executives with stock holding requirements a mechanism to receive RSUs at 85 percent of the fair market price of the Company common stock in lieu of up to 100 percent of their annual bonus compensation. The ESPP allows eligible full-time employees to purchase shares of the Company’s common stock at 95 percent of the fair market value of a share of common stock on the last day of the quarter.

(2)	The number of securities to be issued upon exercise or vesting under stock purchase plans approved by shareholders as of June 30, 2011 is as follows: 2006 Plan, 3,432,405; the DSPP, 668; and the MSPP, 77,492.

(3)	Represents the weighted average exercise price of the stock options and SSARs issued under the 2006 Plan that were outstanding as of June 30, 2011. The weighted-average exercise price above does not include the weighted average market prices of shares underlying RSUs issued under the DSPP, MSPP, ESPP and the 2006 Plan.

(4)	The remaining number of securities available for issuance under stock purchase plans approved by shareholders as of June 30, 2011 is as follows: 2006 Plan, 1,747,803; the DSPP, 71,858; the MSPP, 356,633; and the ESPP, 207,820.

     As of August 31, 2011, there were 2,081,314 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans, at a weighted average exercise price of $52.01, and with a weighted average remaining life of 2.36 years. In addition, as of August 31, 2011, there were 1,003,353 unvested shares of restricted stock outstanding under all of our equity compensation plans. As of August 31, 2011, there were 1,699,262 shares available for future issuance under the 2006 Plan (of which no more than 577,873 shares may be granted in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock).

EXECUTIVE OFFICERS

     As of October 1, 2011, the Executive Officers of the Company were J.P. London, Chairman of the Board and Executive Chairman, Paul M. Cofoni, President and Chief Executive Officer, and the following four persons indicated in the table below.

Positions and Offices
Name, Age	With the Company	Principal Occupations
William M. Fairl, 62	President, U.S. Operations CACI, INC.-FEDERAL
President, U.S. Operations, CACI, INC.-FEDERAL, July 1, 2007 to present; Chief Operating Officer, April 2005 through June 2007, Acting Chief Operating Officer, 2004-2005, Executive Vice President, 2001-2004; Senior Vice President 1998-2001. QuesTech, Inc.: Senior Vice President, 1996-1998; Vice President, 1993-1996.

Thomas A. Mutryn, 57	Executive Vice President, Chief Financial Officer and Treasurer	Executive Vice President, Chief Financial Officer and Treasurer, CACI International Inc, April 2007 to present; Acting Chief Financial Officer and Treasurer, January 2007 to April 2007; Executive Vice President, Corporate Development, September 2006 to January 2007. GTSI Corp., Senior Vice President, Finance, and Chief Financial Officer, 2003-2006. U.S. Airways, Inc.: Senior Vice President, Finance, and Chief Financial Officer, 1998-2002.

Daniel D. Allen, 51	Chief Operating Officer, U.S. Operations, CACI, INC.-FEDERAL	Chief Operating Officer, U.S. Operations, CACI, INC.- FEDERAL, March 2011 to present; Northrop Grumman Information Systems, Sector Vice President and General Manager, 2004-2011; General Dynamics Information Technology, Senior Vice President and Deputy to the President, 2000-2004.

Gregory R. Bradford, 62	Chief Executive, CACI Limited, and President, U.K. Operations	Chief Executive, CACI Limited, since 2000; Managing Director, CACI Limited, 1985-2000; President, U.K. Operations, since 1994; Executive Vice President, 1987-1994; Senior Vice President, 1986-1987; Vice President, 1983-1986.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

     Key objectives of the Company’s executive compensation programs are as follows:
  attract, retain, and motivate highly talented individuals at all levels of the organization;

  ensure senior officers act on behalf of shareholders through the use of equity-based rewards and stock ownership requirements;

  provide compensation levels, consistent with our overall philosophy, that are intended to be fair (but not excessive) and competitive with similar companies in CACI’s industry; and

  provide incentives and rewards for executives commensurate with their roles and responsibilities based on corporate performance.

     To accomplish these objectives, the Company’s executive compensation programs are generally based on the following guiding principles:
  base salaries for senior officers are reviewed annually based on changes in the market and individual responsibilities and are targeted at the 50th percentile of the competitive market;

  total cash compensation for each of the named executive officers (NEOs) is primarily contingent upon performance (i.e., is at risk);

  incentive bonus payouts are intended to provide total cash compensation at the 75th percentile of the competitive market when the Company achieves targeted (i.e., planned) levels of performance against established corporate performance metrics;

  established corporate targets are intended to place CACI in the 75th percentile of performance in the competitive market, which matches the targeted cash compensation level;

  quarterly and annual bonuses are formula-based and linked to performance against stated objectives;

  equity-based compensation provides incentives to maximize shareholder value;

  senior officers are required to maintain long-term stock ownership at a level commensurate with their role;

  retirement programs have been designed to encourage executive officers to save for their retirement;

  to the extent possible, compensation is structured so it is fully tax deductible to the Company; and

  senior officer perquisites and special benefits are limited, relative to competitive practice, and are primarily business-related.
     We believe that the Company’s executive compensation policies, plans and programs advance these objectives and adhere to the necessary standards of corporate governance.

Governance of Compensation Programs

     The Compensation Committee of the Board of Directors (the Committee) has both a strategic and administrative role in managing the compensation structure of the Company, with an emphasis on compensation of top management. Strategically, the Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of appropriate compensation philosophy and effective program elements. Administratively, the Committee reviews compensation paid, salary progressions, incentive compensation allocations, benefits and perquisites provided to all employees, and equity awards granted under all shareholder-approved plans.

     The Committee reviews and approves the compensation for six executive positions at CACI, as these positions are the most likely to qualify as NEOs. The six executive positions, along with the people who currently hold each position, are as follows:
  Chairman of the Board and Executive Chairman (J.P. London);

  President and Chief Executive Officer (Paul M. Cofoni);

  President, U.S. Operations (William M. Fairl);

  Executive Vice President, Chief Financial Officer and Treasurer (Thomas A. Mutryn)

  Chief Operating Officer, U.S. Operations (Daniel D. Allen); and

  Chief Executive, CACI Limited, and President, U.K. Operations (Gregory R. Bradford)

Independent Consultant

     The Committee has authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, in March 2008, the Committee engaged Frederic W. Cook & Co., Inc. (Frederic W. Cook) as an independent outside compensation consultant. Frederic W. Cook reports directly to the Committee and performs no work for management other than providing advice on executive compensation pursuant to their engagement by the Committee. The Committee reviews its consultant’s performance annually and determines whether to renew its agreement with the consultant. In fiscal year 2011, the Committee’s approval to continue with Frederic W. Cook’s services occurred in November 2010.

     During fiscal year 2011, Frederic W. Cook was responsible for providing information on new laws and regulations pertaining to the Committee, providing general industry compensation practices for consideration by the Committee, providing recommendations for NEO and director compensation, and performing independent assessments of management recommendations brought before the Committee. Frederic W. Cook participated in all meetings of the Committee during the fiscal year. The Company paid approximately $164,000 to Frederic W. Cook for these services in fiscal year 2011.

Benchmarking Compensation

     Each year, the Company commissions benchmarking studies of compensation levels for executive positions to help inform the Committee’s decisions and monitor the Company’s executive compensation programs. Benchmarking studies for compensation effective in fiscal year 2011 were conducted by two consultants. NEO peer market analysis was performed for the Company by Frederic W. Cook. General industry market analysis for NEO and other executive compensation was performed for the Company by Towers Watson & Company.

     The combined studies provided three distinct types of analyses:
  Peer Market Analysis (from proxy statements of peer companies);

  Technical Industry Market Survey Analysis (cross industry surveys for companies of similar size); and

  Internal Comparisons
     Salary, cash incentive compensation, and long-term stock incentives are considered in these analyses, as is the interaction/combination of the elements. Specifically, total cash compensation at Target performance (salary plus cash incentives assuming the Company achieves targeted metrics) and total direct compensation (salary plus cash incentives plus long-term stock incentives assuming the Company achieves targeted metrics) are reviewed, and the totals may impact decisions on individual elements.

     For fiscal year 2011, peer comparisons were performed against eighteen publicly-traded companies which were selected based on similarities to CACI in size and/or industry as well as operational similarities. The selected companies were as follows:

Acxiom Corporation	Alliance Data Systems*
Broadridge Financial Solutions	Ciber, Inc.
Cognizant Technical Solutions	Convergys*
Fidelity National Information Services, Inc.*	Fiserv, Inc.*
Harris Corporation	ManTech International Corp
Maximus, Inc.	SAIC, Inc.
Sapient Corporation	SRA International, Inc.
Stanley, Inc.	Sykes Enterprises, Inc.
Tetra Tech, Inc.*	Unisys Corporation

     The companies used for peer comparisons are reviewed annually and adjusted as necessary due to changes at the selected company (e.g., acquisitions, bankruptcies, etc.) or changes in the comparability of the selected company to CACI. For fiscal year 2011, three companies were removed due to their being acquired by other companies: Affiliated Computer Services, MPS Systems, and Perot Group. Five additional companies (designated by * above) that have similar size and/or industry similarities were added in order to maintain a broad range of peer companies.

Analysis of the Company’s Executive Compensation Programs

     The following section provides details on each element of the Company’s executive compensation programs. It illustrates how each element accomplishes the established objectives and how these elements, in total, match the Company’s compensation philosophy. Where applicable, interactions between the individual elements are also discussed.

     Based upon these analyses, all compensation decisions for NEOs made for fiscal year 2011 compensation were consistent and in line with the guiding principles.

Base Salary Program

     Consistent with the Company’s intention of delivering compensation that is linked to performance, base salaries are intended to constitute a relatively small portion of total compensation (approximately 25%). NEO base salaries are not at risk to the executive. Targeted at the 50th percentile of the competitive market, base salaries are intended to compensate the executive for the basic market value of the position.

     For fiscal year 2011, the Committee’s philosophy in setting base salaries was to provide the average raise amount used across CACI (3.3%), unless the base salary was far above or below the comparables. In addition, the value of an executive benefit that was discontinued during fiscal year 2010 was included in the fiscal year 2011 salary adjustments as a one-time change, consistent with all other U.S.-based executives at CACI. The benefit provided reimbursement of out-of-pocket medical expenses to CACI executives, with a defined value based on their level. It was discontinued due to cost and lack of competitiveness in the market (i.e., it was not a standard benefit).

     The changes made to base salary compensation for fiscal year 2011 are listed in the table below, as is the defined value of the medical benefit that was included in the salary adjustment.

	Base Salary Change		Total Salary Change
Executive Officer	FY10 to FY11	Value of Discontinued Benefit	FY10 to FY11
J.P. London	0.0%	$5,000	0.9%
Paul M. Cofoni	3.3%	$5,000	4.0%
William M. Fairl	3.3%	$4,500	4.2%
Thomas A. Mutryn	6.6%	$4,300	7.7%
Daniel D. Allen	0.0%	N/A	0.0%
Gregory R. Bradford	3.0%	N/A	3.0%

     Based on the benchmarking studies, the Committee determined that the salary for Dr. London was above the 75th percentile of the industry comparables and did not warrant adjustment beyond the increase for the value of the discontinued benefit. For Mr. Cofoni and Mr. Fairl, the Committee determined that salaries were positioned near the competitive median, and that the standard company increases were in line with expected industry average market movement. For Mr. Mutryn, the Committee determined that a larger increase was merited to bring him to the competitive median. For Mr. Bradford, the Committee determined that a smaller increase was merited to bring him to the competitive median.

     Mr. Allen’s base salary for fiscal year 2011 was set as part of his hiring in March 2011. At the time the offer of employment was made to Mr. Allen, the salary offered was evaluated against his current salary, the competitive median for his offered position, and other internal executive officer salaries, and the Committee determined that the salary offered was reasonable. As the executive medical benefit described above had been discontinued prior to Mr. Allen’s hiring in March 2011, consideration in determining his salary was not applicable.

Incentive Compensation Plan

     In addition to base salary, the Company provides a quarterly and annual incentive compensation program. It is the Committee’s intent to tie a significant portion of compensation to Company performance.

     Incentive bonus payouts are intended to provide total cash compensation at the 75th percentile of the competitive market when the Company achieves targeted (i.e., planned) levels of performance against established performance metrics. This philosophy enables CACI to compete for and retain top-level talent and ensures that a significant portion of cash compensation is at-risk to maintain a pay-for-performance mentality.

     Target Company performance metrics are approved by the Committee. Approved targets flow down through the organization to the business unit level in the case of executives below the NEO level. It is the Committee’s intention that these targets be aligned with CACI’s five year strategic plan, be challenging to achieve and that their achievement place CACI in the 75th percentile of performance in the competitive market, which matches the targeted compensation level. Five year performance vs. target metrics is analyzed as part of this process to validate the Company’s planning process and to ensure that the metrics support the compensation philosophy. Below is a summary of the Company’s performance vs. its corporate net after tax profitability goal (which is the primary metric reviewed by the Committee in this regard) for the last five fiscal years:

Fiscal Year	Performance Above/(Below) Target
2007	(18.4%)
2008	0.9%
2009	2.2%
2010	5.4%
2011	14.1%

     Lower, or “Cut,” threshold levels for each metric are also approved by the Committee, as are upper, or “Stretch,” levels. Corresponding Cut and Stretch incentive compensation amounts are also established. For performance below Cut levels, no bonus is awarded. For performance at or above Cut levels, bonus payouts are prorated between levels (i.e. between Cut and Target and between Target and Stretch) on a straight-line basis. If CACI performs above Stretch levels for the CACI net after tax profitability (NATP) metric, the primary metric as is described below, bonus payouts are calculated as a percentage of CACI NATP performance above the Stretch metric; for the NEOs, each person’s above Stretch percentage is as follows: Dr. London and Mr. Cofoni: 2.0%; Messrs. Fairl, Mutryn, and Allen: 1.5%. Bonuses are paid above Stretch levels and are not capped, in order to continue to incent NATP performance above the Stretch metric.

     The ranges between Cut and Target levels of performance and between Target and Stretch levels are based upon multiple factors assessed by the Committee, including historical ranges and historical performance against Target, Cut, and Stretch metrics. For fiscal year 2011, Cut metrics were set 5.0% below Target metrics, and Stretch metrics were set 4.0% above Target metrics. The Committee believes that these ranges provided a challenging upper range and a reasonable lower threshold.

     The table below shows the fiscal year 2011 executive officer performance metrics and target bonus levels that were approved by the Committee. Based on the benchmarking studies, the Committee determined that the total cash compensation for Dr. London was above the 75th percentile of the industry comparables and did not warrant adjustment. For Mr. Bradford, the Committee determined that total cash compensation was near the competitive 75th percentile and that an incentive compensation raise consistent with his base salary increase (3.0%) was warranted. For Mr. Cofoni, Mr. Fairl, and Mr. Mutryn, the Committee determined that total cash compensation for each was below the competitive 75th percentile for comparable positions and that a larger increase of 5.0% was warranted. Mr. Allen’s incentive compensation plan for fiscal year 2011 was set as part of his hiring in March 2011. At the time the offer of employment was made to Mr. Allen, the incentive compensation plan offered to him was evaluated against his current incentive compensation plan, competitive benchmarks for his offered position, and other internal executive officer incentive compensation plans, and the Committee determined that the incentive compensation plan offered to and accepted by Mr. Allen was reasonable.

     The table below also shows the actual target bonus levels that were used in computation of bonuses during fiscal year 2011. After the finalization of the fiscal year 2011 operating plan, it was voluntarily decided by CACI management to freeze bonus levels at the prior year levels in order to meet CACI budget requirements, which meant that in most cases the actual levels were below the approved levels. This bonus level freeze was not applied to Mr. Bradford, as he and his management team had previously taken voluntary compensation reductions due to difficult macroeconomic circumstances in the United Kingdom and further reduction was not warranted.

	Approved		Actual
	Target		Target
Executive Officer	Bonus		Bonus	Metrics
J.P. London	$500,000		$500,000	CACI net after tax profitability (75%),
Chairman of the Board and				CACI operating margin (25%)
Executive Chairman
Paul M. Cofoni	$1,252,200		$1,192,500	CACI net after tax profitability (75%),
President and				CACI operating margin (25%)
Chief Executive Officer
William M. Fairl	$945,000		$900,000	CACI net after tax profitability (75%),
President, U.S. Operations				CACI operating margin (25%)
CACI, INC.-FEDERAL
Thomas A. Mutryn	$425,300		$405,000	CACI net after tax profitability (75%),
Executive Vice President, Chief				CACI operating margin (25%)
Financial Officer and Treasurer
Daniel D. Allen	$535,000	(1)	$535,000	CACI net after tax profitability (75%),
Chief Operating Officer,				CACI operating margin (25%)
U.S. Operations
CACI, INC.-FEDERAL
Gregory R. Bradford	$392,600		$392,600	UK net after tax profitability
Chief Executive, CACI Limited, and
President, U.K. Operations
____________________

(1)	Represents annualized value. Mr. Allen’s fiscal year 2011 incentive compensation payout was prorated to reflect the period of time that he was employed during the fiscal year.

     The profitability metric in the table above is expressed on a net after-tax basis due to its use in the Company’s planning and budgeting processes. The NATP metric that the Company uses for determining payments under the incentive compensation plan has historically been the same as its audited net income. The Committee has the ability to make adjustments for extraordinary items and, in fiscal year 2011, exercised this authority by not including the impact of adjustments due to acquisitions as described below. This resulted in using an NATP for bonus calculations below the Company’s reported net income computed in accordance with generally accepted accounting principles (GAAP). In fiscal year 2010, the Company completed two domestic acquisitions with acquisition-related contingent consideration, also known as earn-outs, which represent potential additional purchase consideration based on the acquired company’s performance post-acquisition. The fair values of the expected earn-outs were recorded as liabilities on the balance sheet as of each acquisition date, and were re-measured each quarter, with any change in the fair values of the liabilities reflected in the income statement. During fiscal year 2011, the liabilities decreased, with a corresponding increase to operating income, due to reductions in the fair values of the earn-out liabilities. As this increase in operating income was not generated by company performance, but instead through the reduction of contingent liabilities, the Committee determined that this operating income should not be considered when determining incentive compensation payments and was therefore excluded from the calculations. As a result, NEOs received a lower incentive compensation payment with CACI NATP as a metric than otherwise would have been paid if GAAP net income had been used.

     In fiscal year 2011, the Company used NATP as the primary incentive metric to ensure focus on overall company profitability. The Committee determined that NATP is the primary indicator of the Company’s performance that is controlled by the Company. The Committee also reviews performance against other financial metrics such as stock price, earnings per share, revenue, bookings, operating margin, return on equity, return on invested capital, and day sales outstanding, and annually reviews whether changes are needed to incentive programs to provide more focus on other metrics. During fiscal year 2011, the Committee identified operating margin as a new incentive metric in structuring the fiscal year 2011 cash incentive program to focus the Company’s U.S. operations on improving operating margin. For Mr. Bradford, his metric was kept as UK net after tax profitability with no changes from the prior year.

     Also in fiscal year 2011, individual objectives were removed from incentive plans. The individual metrics were intended to focus each executive on the aspects of the business over which he or she has the most direct influence, while also aligning performance to overall company goals. As it was determined that these metrics were not having the desired effect on company performance, in particular stock price, the objectives were removed in favor of the addition of the new margin metric as described above. This change affected Mr. Fairl and Mr. Mutryn only, as the other NEOs did not previously have individual performance objectives as part of their incentive compensation plans.

     Incentive compensation is measured and paid out on a quarterly and annual basis. Sixty percent of the overall award is attributable to attaining the annual performance goals, as primary importance is placed on annual performance. Forty percent is attributable to quarterly goals with a ten percent overall weighting placed on each quarter to ensure focus upon short-term performance required to attain annual goals. Annual targets are established at the beginning of the fiscal year, and may be modified by the Committee during the fiscal year due to changes in business conditions (e.g., major corporate events, etc.). During fiscal year 2011, no modifications were made. Quarterly targets are established at the beginning of each quarter. For this reason the sum of the quarterly financial targets normally does not equal the annual target.

     Performance relative to the metrics used by executive officers is delineated below on both a quarterly basis and for fiscal year 2011. Only a Target level was used for the CACI operating margin metric, due to the potential impact which the use of the metric in the incentive plans could have on the CACI NATP metric. Specifically, missing the Target level for the operating margin metric would result in less bonus payment and increased net income, which could in turn result in an operating margin level that was above the Target. Therefore, all incentive plans included language that stated that if not paying this portion of the cash incentive compensation would result in CACI’s operating margin being above the established Target, a portion of this bonus element would be paid; in this case, the specific amount would be based on the percentage of the quarterly or annual amount that can be paid and still enable CACI to meet the established Target. As is depicted below, based on results, it was not necessary to implement this calculation in fiscal year 2011. Similar unintended consequences could have resulted in paying incentive compensation for performance above the Target level. As a result, the Committee made the decision to not pay for performance above the Target level for the operating margin metric in fiscal year 2011.

	Q1			Q2			Q3			Q4			Annual
	Target	Actual	Result	Target	Actual	Result	Target	Actual	Result	Target	Actual	Result	Target	Actual	Result
CACI
NATP	$26,592K	$28,655K	Above	$29,729K	$33,235K	Above	$31,576K	$36,427K	Above	$34,939K	$40,503K	Above	$120,275K	$137,245K	Above
			Stretch			Stretch			Stretch			Stretch			Stretch
			Threshold			Threshold			Threshold			Threshold			Threshold
CACI
Operating
Margin	6.42%	6.25%	Below	6.31%	6.85%	Met	6.23%	6.78%	Met	6.56%	6.96%	Met	6.49%	6.72%	Met
			Target			Target			Target			Target			Target
			Threshold			Threshold			Threshold			Threshold			Threshold
UK
NATP	$1,475K	$1,573K	At	$1,650K	$1,787K	Above	$2,000K	$2,707K	Above	$2,013K	$2,420K	Above	$7,330K	$8,486K	Above
			Stretch			Stretch			Stretch			Stretch			Stretch
			Threshold			Threshold			Threshold			Threshold			Threshold

     The CEO and the Committee each have the authority to lower annual and quarterly bonuses based on events that impact the Company’s financial results. For fiscal year 2011, the CEO directed a 12.5% bonus reduction for all senior vice presidents and above due to certain contract-related issues. The 12.5% amount was based on each affected individual’s Target bonus level, meaning that people with higher bonus potential had higher reductions. This reduction was applied to all U.S.-based NEOs in the first quarter, including the CEO. Mr. Bradford was not included as it was determined that the issue was unrelated to the UK operations.

     CACI has a formal “clawback” policy for incentive awards that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act. The policy covers incentive awards to “officers” (as defined in Section 16 of the Securities and Exchange Act of 1934), and began in fiscal year 2010. Under the policy, in the event of a restatement of previously reported financial results, the Committee may require reimbursement of the incremental portion of incentive awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results. In comparison, the clawback feature of Section 304 of the Sarbanes-Oxley

Act is limited to the chief executive and chief financial officers and must be based on material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws. No changes to the policy were made during fiscal year 2011.

Long-Term Incentive Stock Plan

     The 2006 Stock Incentive Plan is designed to promote the long-term growth and profitability of the Company by:
  providing directors and executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; and

  enabling the Company to attract, retain and reward key executives.
     In fiscal year 2011, executive officers of CACI, with the exception of Mr. Allen as is described below, received grants of performance-based restricted stock units (RSUs). Performance-based RSUs, which have been issued since fiscal year 2009, provide incentive to achieve company goals, grow the company, and achieve stock price growth as a result. In fiscal year 2011, two metrics were used to measure performance: net after tax profitability and CACI stock price. Net after tax profitability has been used in performance-based RSUs since fiscal year 2009, but as CACI stock price performance was unsatisfactory to the Committee despite strong results against net after tax profitability metrics, the stock price metric was added.

     Performance-based RSUs issued in fiscal year 2011 had the following conditions:
  Performance is based first upon fiscal year 2011 growth in CACI NATP compared to fiscal year 2010; if there is growth, this metric is considered passed and the subsequent conditions listed below apply, but if there is no growth at the end of the fiscal year or a decline, all grants would be forfeited.

  If the NATP condition described above is met, performance of the stock is then measured by determining the growth or decline from the average stock price over 90 calendar days immediately preceding the grant to the average stock price over 90 calendar days one year after the grant. The percentage growth or decline of the stock is then multiplied by two to determine the resultant number of RSUs. Thus, for example, if the average stock price increased 10% during the one-year measurement period, a recipient who had a target of 1,000 performance-based RSUs would receive 20% more RSUs than the target amount, or 1,200. Similarly, if the average stock price decreased 10% during the one-year measurement period, a recipient who had a target of 1,000 performance-based RSUs would receive 20% less RSUs than the target amount, or 800.

  Performance is capped at 200% of the original grant, so stock price growth of more than 50% would not result in additional RSUs.

  Participants must remain employed until the end of the measurement period (September 1, 2011) or else the grant is forfeited.
     Based upon fiscal year 2011 results, the growth in CACI NATP was met ($137.3 million in fiscal year 2011 compared to $106.5 million in fiscal year 2010), and the average stock price grew 31.8% (a $58.20 90-day average on September 1, 2011 compared to a $44.16 90-day average on September 1, 2010). Thus, a recipient who was granted 1,000 performance-based RSUs received 63.6% more RSUs from the base grant, or 1,636.

     Mr. Allen received a stock grant upon his hiring in March 2011 in the form of non-performance-based RSUs that vest in equal increments over four years. The value of the stock grant was set based upon the value that he forfeited upon leaving his prior position, which the Committee determined to be a reasonable value.

     The Committee relies on the benchmarking analysis described previously in connection with equity awards. However, because of the difficulty of separately benchmarking long-term incentive values, which have wide variances across companies and industries, the Committee looks at peer three-year average grant values in addition to total annual target direct compensation, defined as salary plus cash incentives plus long-term stock incentives assuming the Company achieves targeted metrics. Further, the Committee looks at competitive equity award ranges as a percent of company market capitalization, as stock price volatility has historically resulted in significant difficulties in comparing competitive grant values; this approach “normalizes” the grants by converting into a percent which can be applied to all companies.

     Based upon the analysis, while peer grant values increased by over 30% at the median compared to the prior year’s analysis, the Committee determined that the changes were largely attributable to the changes in the peer companies. In aggregate, the total target direct compensation based on fiscal year 2010’s grant values and the planned fiscal year 2011 salary and incentive compensation was within the peer group median and 75th percentile, and therefore grant levels were not changed in fiscal year 2011 from their fiscal year 2010 levels.

     The annual grant date is established by the Committee when the grants are approved. To the extent practicable, grant dates are established to eliminate the likelihood that there will be any material non-public information at that time. For fiscal year 2011, the Committee approved grants on September 1, 2010, and grants were made on that date. No material non-public information existed at the time of the grants.

     Stock grantees over age 62 as of July 1, 2008 (“grandfathered employees”) who retire at or above age 65 vest in all stock upon retirement with the exception of performance-based RSUs that are still in their measurement period (which are forfeited upon retirement). Non-grandfathered executives who retire at age 62 or older vest in a pro-rated portion of the shares based upon their number of months of service after the grant date divided by the full vesting timeframe with the exception of performance-based RSUs that are still in their measurement period (which are forfeited upon retirement). Dr. London is the only grandfathered executive among the NEOs. A grantee terminated without cause is entitled to the same treatment as a non-grandfathered executive retiring at age 62 or older.

     Beginning in fiscal year 2010, CACI’s performance-based award grant agreements also implemented the approved clawback policy discussed above. In the event of a restatement of previously reported financial results, the Committee may require reimbursement of the incremental portion of resultant stock awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results. The language also provides for forfeiture if an executive engages in activities detrimental to CACI and is terminated for cause (or if such conditions were discovered after the executive’s employment ends and would have triggered a termination for cause).

     Beginning in fiscal year 2010, the Committee approved modifications to the Company’s stock grant agreements upon a “Change in Control.” First, the definition of “Change in Control” was revised so that with respect to a merger, the triggering event constituting a Change in Control is the actual consummation of a merger, rather than the approval of the merger by the Company’s stockholders as the definition had previously provided. In addition, the vesting acceleration in the event of a Change in Control was changed from a “single trigger” under which vesting accelerated immediately upon a Change in Control to a “double trigger” under which vesting accelerates only upon a Change in Control and involuntary termination without cause or resignation for good reason. The double trigger language was applied to all fiscal year 2011 grants, and the Company’s 2006 Stock Incentive Plan and Management Stock Purchase Plan were modified to reflect these changes.

Stock Ownership Requirements

     The Committee has adopted executive stock ownership requirements for the Company’s senior officers to focus those executives on the long-term growth in value of the Company and to ensure they act as owners of the Company. Requirements are based on a fixed number of fully owned shares. The amount of shares for each level, which range from 100,000 for the CEO to 5,000 for senior vice presidents, is reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of senior management with those of the Company’s shareholders. The CEO’s current required level equates to approximately six times his salary, which is above benchmarked levels of five times salary. Until an executive meets the required number of shares, he/she is limited with respect to the number of shares he/she is allowed to sell, and is only allowed to sell ½ of the vested RSUs remaining after payment of taxes (standard practice is to sell a portion of shares that vest to cover the tax burden caused by the vesting).

     Shareholdings are measured annually as of June 30th to determine compliance with the plan. The requirement is based upon the prior year’s level plus one half of all vested restricted stock and/or restricted stock units after taxes are withheld since the prior June 30th. Only fully owned shares count in the measurement; unvested restricted stock and restricted stock units do not count, nor do any other unvested and/or unexercised instruments.

     If a senior officer does not meet the required level at the annual measurement date, then he/she is ineligible to receive equity awards under the Company’s 2006 Stock Incentive Plan until the required level is reached, and for an additional one-year period thereafter. All NEOs met their required stock holding requirement as of June 30, 2011.

Management Stock Purchase Plan

     The Company offers a Management Stock Purchase Plan (MSPP) in order to promote the long-term growth and profitability of the Company by: (i) providing executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; (ii) enabling executives to meet their mandated stock ownership requirements; and (iii) enabling the Company to attract, retain and reward key executives. The Board believes that the MSPP serves these goals, encouraging executives to convert a higher percentage of their cash compensation into Company equity.

     The MSPP provides for equity ownership in the Company by senior officers by: (i) allowing the voluntary deferral of up to 100% of the annual portion of their bonuses into RSUs of the Company’s common stock and (ii) providing such executives with economic incentives to defer some or all of their annual bonuses to acquire shares of the Company’s common stock. All deferred shares are bought at a discount of up to 15%, as determined annually by the Committee, of fair market value. The Company may grant matching awards in an amount not to exceed 25% of the participant’s deferrals and subject to such vesting or other restrictions or conditions as the Committee determines.

     The amount of the discount to fair market value and matching grant is determined by the Committee no later than December 31st of the fiscal year in which the bonus is earned (or as otherwise specified in the MSPP for matching awards that qualify under IRC section 162(m)). During fiscal year 2011, the Committee approved a 15% discount with no matching.

     The benefit provided from MSPP purchases for each NEO is listed in column (i) of the Summary Compensation Table.

Benefits and Executive Perquisites

     In addition to the MSPP described above, executives are also permitted to participate in the Company’s other employee benefit plans on substantially the same terms as other employees who are eligible for participation. For example, the Company makes matching contributions to the Company’s voluntary 401(k) plan on behalf of its executives based on the amount of each executive’s contributions to the 401(k) plan.

     The Company offers a non-qualified deferred compensation plan in order to encourage executive officers to save for their retirement. Eligible executives, which include all NEOs, may elect to contribute up to 50% of their base salary and 100% of their bonuses and commissions to this plan on a pre-tax basis. The Company contributes 5% of all income over the compensation limit in Section 401(a)(17) of the Internal Revenue Code (IRC) to participants, subject to plan vesting conditions, and may make a supplemental discretionary contribution to a participant’s account in any amount it elects (no discretionary contributions were made in fiscal year 2011).

     Mr. Cofoni and Dr. London each receive a $25,000 discretionary benefit allowance per calendar year to be used for business or personal expenses. All NEOs are entitled to receive a Company-provided automobile. In addition, all NEOs are eligible for annual financial planning services provided by a Company-selected provider. These benefits were selected by the Committee based on competitive practice for each level. All personal benefit received from these items is fully taxable as ordinary income.

     Dr. London and Mr. Cofoni have lifetime medical agreements that provide lifetime participation in the Company’s executive medical plan for themselves and their spouses to the extent permitted by law, with such participation in the executive medical plan on the same basis that existed just prior to any merger, consolidation, or change in control of the Company.

     The CACI International Inc Supplemental Executive Retirement Plan (SERP) is only provided to two executives: Mr. Cofoni and Mr. Allen, who was recently hired as CACI’s Chief Operating Officer. This benefit was provided to Mr. Cofoni and Mr. Allen to offset the loss of benefits from previous employers in order to acquire their services and is, therefore, consistent with the Company’s philosophy of attracting and retaining critical talent. Mr. Allen’s SERP was offered to him as part of his employment offer, and is expected to become effective upon its implementation some time in fiscal year 2012. The Company provides no other executive a SERP and does not anticipate doing so in the future.

     The Company has entered into employment and severance agreements with all NEOs for the purpose of providing those executives with a degree of security that will increase the chances that they will remain with the Company. The Company believes that appropriate severance arrangements are necessary in order to attract and retain these key executives. In addition, the Company pays certain amounts to these executives if they are terminated without cause by the Company or resign for “good reason” within one year following a change in control. This “double trigger” provision was implemented to be consistent with good market practices. This program is also intended to encourage retention in the face of an actual or potential change in control and to align executive and shareholder interests. Furthermore, the program seeks to align executive and shareholder interests by allowing top executives to review corporate transactions that are in the best interests of the Company’s stockholders without concern over whether the transactions may adversely impact the executive’s employment.

     Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section.

     All amounts related to perquisites for NEOs are disclosed in column (i) of the Summary Compensation Table, along with details on their valuations.

Impact of Regulatory Requirements

     The Committee is regularly updated on changes in regulations affecting compensation and how they impact executive compensation. The Committee ensures that Company compensation plans meet such requirements. In fiscal year 2011, the decisions of the Committee were impacted by regulatory requirements in the following ways:
  IRC section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to our CEO and the three other most highly compensated named executive officers (other than our CFO). There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Executive incentive compensation generally is performance-based compensation meeting the IRC’s requirements, and, as such, is fully deductible. As much as is possible, the Committee sets compensation to be performance-based in order to take advantage of allowed deductibility (and to encourage performance, as discussed above). To maintain flexibility in compensating executive officers in a manner designed to promote Company goals, the Committee has not adopted a policy requirement for all compensation to be deductible. This regulation affects plan design, but does not limit compensation earned under the plans.

  Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718): The Company adopted ASC 718 beginning in fiscal year 2006. In determining equity-based compensation, the Committee considers the potential expense of those programs under ASC 718 and the financial impact on planned company targets.
Risk Assessment

     The Company has a Chief Risk Officer and among his tasks are attending all meetings of the Committee during the fiscal year and performing an annual assessment of the Company’s executive compensation risk profile. The Committee also engages Frederic W. Cook, the Committee’s independent consultant, to perform bi-annual independent risk assessments of the Company’s executive compensation programs with a focus on determining if the programs incented excessive risk-taking; if there are major changes or major changes are anticipated, external independent reviews will be performed more frequently. The results of these analyses were findings that the executive compensation programs are appropriately structured to support a low risk profile.

     As a part of these risk assessments, the Chief Risk Officer and Frederic W. Cook have made the following findings about CACI’s compensation programs:
  The Board and the Compensation Committee exercise close oversight over the performance measures utilized by the Incentive Compensation Plan and the Long-Term Incentive Stock Plan, which in combination serve to balance short-term and long-term performance requirements, and enhance shareholder value;

  The performance objectives of the plans are linked such that achievement of annual incentive plan measures serves to enhance the performance of the Company while also supporting the goals established for the long-term incentive plan;

  The primary short-term and long-term incentive metric is the net income of the company, including the impact of bonus payments and all events that financially impact the Company, ensuring that cash compensation is primarily funded from bottom-line company profitability;

  Metrics not currently used in compensation plans are appropriately reviewed to determine if changes are required to incentive plans;

  The balance of total compensation is more heavily weighted to long-term incentives, and increasing the stock price over the long-term provides the maximum incentive value;

  While only one year is currently used for performance measurements in the Long-Term Incentive Stock Plan, vesting the stock over a four-year period ensures long-term focus and reduces the risk of an employee unduly benefiting from short-term decisions; the prior practice of allowing executives who retire at the age of 65 or over to vest in all stock upon retirement raised this risk, but this risk was reduced when this benefit was eliminated in 2008 for employees who were not 62 years or older as of July 1, 2008, a group that included the CEO;

  Stock holding requirements are above industry benchmarks, and promote long-term ownership of the Company; and

  The Company has a rigorous system of internal controls designed to prevent any individual employee from creating adverse material risk in pursuit of short- or long-term compensation. For example, the Board must approve all capital outlays of $10 million or more, as well as all acquisitions and divestitures of $5 million or more.
Conclusions

     The Company and the Committee regularly consider whether the total compensation program meets the objectives established for it. The Company and the Committee believe that the Company’s executive compensation programs are reasonable, appropriate, do not promote undue risk-taking, and are in the best interests of shareholders for the following reasons:
  Competitive benchmarking indicates that executive cash compensation levels (both base salaries and total compensation) are administered in a manner consistent with the Company’s total compensation philosophy;

  Total compensation is variable and predicated upon Company performance, through a compensation mix that de-emphasizes base salary and executive perquisites and emphasizes performance-based pay, which takes the form of formula-based annual cash incentive awards and equity awards in the form of performance-based RSUs tied to stock price performance;

  Executive officers are required to align their economic interests with those of stockholders through the accumulation of a significant equity stake, facilitated by annual equity awards and significant stock ownership requirements; and

  The Company’s executive retention objectives are achieved at reasonable cost through severance and change-in-control agreements, vesting schedules for equity awards, and, with respect to Mr. Cofoni and Mr. Allen, their respective SERPs.
COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended June 30, 2011. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the fiscal year ended June 30, 2011 be included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

James S. Gilmore III	Gregory G. Johnson
Richard L. Leatherwood	James L. Pavitt
Charles P. Revoile

EXECUTIVE COMPENSATION

     The following table summarizes the compensation of the NEOs for the fiscal years 2011, 2010 and 2009. Annual compensation includes amounts awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and the three other highest paid Executive Officers, including amounts deferred at an Executive Officer’s election.

Summary Compensation

(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)		(j)
									Change in
									Pension
									Value and
									Non-Qualified
						Option/		Non-Equity	Deferred
Name and				Stock		SSAR		Incentive Plan	Compensation	All Other
Principal Position		Salary	Bonus	Awards		Awards		Compensation	Earnings	Compensation		Total
(during FY11)(1)	Year	($)(2)	($)(3)	$(4)		($)(4)		($)(5)	($)(6)	($)(7)		($)
J.P. London	2011	$540,085	$—	$719,946		$—		$1,086,905	$—	$211,252	(8)	$2,558,188
Chairman of the Board	2010	535,085	—	719,869		—		660,571	—	126,351		2,041,876
and Executive Chairman	2009	515,000	—	720,162		—		581,446	—	111,995		1,928,603

Paul M. Cofoni	2011	756,300	—	1,999,850		—		2,211,665	152,072	219,634	(9)	5,339,521
President and Chief	2010	727,300	—	1,999,840		—		1,756,226	413,301	193,637		5,090,304
Executive Officer	2009	700,000	—	1,416,766	(12)	1,228,620	(12)	1,549,092	191,892	221,521		5,307,891

William M. Fairl	2011	514,300	—	750,157		—		1,666,905	—	150,392	(10)	3,081,754
President,	2010	493,525	—	750,169		—		1,423,170	—	146,332		2,813,196
U.S. Operations	2009	475,000	30,000	444,734		188,320		1,169,693	—	160,233		2,467,980
CACI, INC.-FEDERAL

Thomas A. Mutryn	2011	420,000	—	1,099,918		—		949,156	—	115,286	(11)	2,584,360
Executive Vice President,	2010	390,000	—	1,100,004		—		719,702	—	96,962		2,306,668
Chief Financial Officer	2009	335,000	—	463,818		206,816		726,264	—	103,188		1,835,086
and Treasurer

Daniel D. Allen	2011	118,040	—	3,000,022		—		380,210	—	—		3,498,272
Chief Operating Officer
U.S. Operations
____________________

(1)	2010 and 2009 compensation information is not provided for Mr. Allen because he was not a CACI employee and thus not a NEO in fiscal years 2010 or 2009.

(2)	Amounts reported in the Salary column represent base salary earned in fiscal years 2011, 2010, or 2009.

(3)	With the exception of a payment in fiscal year 2009 to reward Mr. Fairl during his service as Acting Chief Executive Officer during Mr. Cofoni’s absence for health-related reasons, the Company did not make non-performance based bonus payments to any NEOs in fiscal years 2011, 2010, or 2009.

(4)	The amounts reported in the Stock Awards and Option/SSAR Awards columns represent the aggregate grant date fair value of each restricted stock unit and SSAR award granted during such year, as computed in accordance with ASC 718. See Note 21 of the Company’s audited financial statements for the fiscal year ended June 30, 2011, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 29, 2011. RSUs awarded during fiscal year 2011 were in the form of performance-based RSUs. The grant date fair value of these awards was calculated using the Monte Carlo simulation method. Based on the Company’s performance during the year ended June 30, 2011 and the Company’s stock price for the 90 day period ended September 1, 2011 as compared to the stock price for the 90 day period ended September 1, 2010, the final award was at 163.6% of the target award. Such actual award number of units is reflected in the Outstanding Equity Awards at Fiscal Year-End table. RSUs awarded during fiscal years 2010 and 2009 to Messrs Cofoni, Fairl, and Mutryn also contained performance conditions. Grant date values included in column (e) for such awards were computed based upon the probable outcome of the performance conditions as of the date of grant. Based on the Company’s performance during the year ended June 30, 2010, the highest (Stretch) level of units was awarded. Such Stretch level of units is reflected in the Outstanding Equity Awards at Fiscal Year-End table. The grant date fair value of awards to Mr. Allen in fiscal year 2011 is based on the Company’s closing stock price on the date of grant. The awards in column (e) made during fiscal years 2010 and 2009 to Dr. London, and the awards made during fiscal year 2011 to Mr. Allen are not subject to performance conditions.

(5)	Amounts reported in the Non-Equity Incentive Plan Compensation column represent incentive compensation earned in fiscal years 2011, 2010, or 2009.

(6)	The value listed in this column represents the change in the present value of accumulated benefits during fiscal years 2011, 2010, or 2009. The value is an actuarial estimate of the cost of pension benefits for the named executive officer and does not reflect a current cash cost to the Company or the pension benefit that the executive would receive.

(7)	As detailed further in the footnotes below, the values in this column may include:

	(i)	annual perquisite allowance provided to both the Chairman of the Board and the Chief Executive Officer (Perq Allowance);

	(ii)	5% Company contribution to non-qualified deferred compensation plan made on compensation in excess of the limit provided in IRC section 401(a)(17), which limit may be adjusted annually (NQDC Contribution);

	(iii)	vacation accrual balance cashed out (Vacation Cash-out);

	(iv)	automobile allowance and other automobile expenses based on IRS Publication 15-B guidelines, as reported on the NEO’s 2010 Form W-2, Wage and Tax Statement (Automobile Expenses);

	(v)	premiums paid by the Company for a long-term care insurance policy (LTC Premiums);

	(vi)	50% Company match of the first 6% of contributions by the executive officer under the Company’s 401(k) plan (401(k) Match);

	(vii)	value of discount granted under the Company’s Management Stock Purchase Plan by giving a discount on the stock price at the grant date (15% for fiscal years 2011, 2010, and 2009); and/or

	(viii)	tax and investment counseling and advice services (Tax and Investment Services).

(8)	Includes the following amounts for fiscal year 2011: $25,000 Perq Allowance; $58,893 NQDC Contributions; $79,955 Vacation Cash-out; $19,434 Automobile Expenses; $4,070 LTC Premiums; $7,350 401(k) Match; and $16,550 Tax and Investment Services.

(9)	Includes the following amounts for fiscal year 2011: $29,789 Perq Allowance; $114,654 NQDC Contributions; $1,620 Automobile Expenses; $4,507 LTC Premiums; $7,350 401(k) Match; $45,164 MSPP Discount; and $16,550 Tax and Investment Services.

(10)	Includes the following amounts for fiscal year 2011: $77,953 NQDC Contributions; $2,373 Vacation Cash-out; $10,830 Automobile Expenses; $4,170 LTC Premiums; $7,350 401(k) Match; $31,166 MSPP Discount; and $16,550 Tax and Investment Services.

(11)	Includes the following amounts for fiscal year 2011: $47,653 NQDC Contributions; $36,207 Vacation Cash-out; $12,867 Automobile Expenses; $2,938 LTC Premiums; $7,350 401(k) Match; and $8,271 MSPP Discount.

(12)	When it came to the attention of the Company in September 2008 that Mr. Cofoni had received equity awards in calendar year 2007 in excess of the calendar year limit provided for in the 2006 Stock Incentive Plan, the awards in excess of the limit (7,370 RSUs and 45,400 SSARs) were cancelled (with the consent of Mr. Cofoni). Subsequently, the Compensation Committee of the Board authorized the grant on September 19, 2008 to Mr. Cofoni of 7,370 RSUs and 45,400 SSARs (which were within the permissible 2006 Stock Incentive Plan limit for calendar year 2008) to replace those cancelled. The exercise price of the replacement SSAR grant is $49.78, which was equal to the closing price per share on the date of grant and is in excess of the $48.83 price per share for the original grant. The other terms and conditions are the same as those of the cancelled awards. The amounts in columns (e) and (f) reflect only the subsequent grants made in September 2008 (fiscal year 2009).

Grant of Plan-Based Awards

								All Other	Grant Date
								Stock	Fair Value
								Awards:	of Stock
					Estimated Future Payouts			Number	and
		Estimated Future Payouts Under			Under Equity Incentive Plan			of Shares	Option/
		Non-Equity Incentive Awards(1)			Awards(2)			of Stock	SSAR
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
J.P. London		$137,500	$500,000	$800,000
	9/1/10					16,920	33,840		$719,946

Paul M. Cofoni		331,000	1,192,500	1,908,000
	9/1/10					47,000	94,000		1,999,850

William M. Fairl		250,000	900,000	1,440,000
	9/1/10					17,630	35,260		750,157

Thomas A. Mutryn		115,000	405,000	648,000
	9/1/10					25,850	51,700		1,099,918

Daniel D. Allen		45,000	160,500	256,800				51,099	3,000,022
	3/14/11
____________________

(1)	These amounts represent potential payouts under the 2011 incentive plan. The Maximum amount in column (e) represents the bonus amount for each NEO at Stretch. For performance above Stretch, NEOs are entitled to additional bonus payouts calculated as a percentage of the Company’s NATP above Stretch. Actual payouts earned are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	These amounts represent performance-based RSU grants to NEOs in fiscal year 2011.

(3)	Amounts represent the grant date fair value of the stock awards granted to the named executive officer during fiscal year 2011 determined pursuant to ASC 718.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity		Equity Incentive
									Incentive		Plan Awards:
						Number			Plan Awards:		Market or
	Number of	Number of				of Shares			Number of		Payout Value of
	Securities	Securities				or Units of		Market Value	Unearned		Unearned
	Underlying	Underlying				Stock		of Shares or	Shares, Units		Shares, Units or
	Unexercised	Unexercised				That		Units of Stock	or Other Rights		Other Rights
	Options	Options	Option		Option	Have Not		That Have	That Have Not		That Have Not
	(#)	(#)	Exercise		Expiration	Vested		Not Vested(1)	Vested		Vested(1)
Name	Exercisable	Unexercisable	($)		Date	(#)		($)	(#)		($)
(a)	(b)	(c)	(e)		(f)	(g)		(h)	(i)		(j)
J.P. London	41,218	—	$62.48		8/16/12	14,590	(12)	$920,337
	52,728	—	34.10		6/30/13	15,680	(16)	989,094
	15,690	10,460	54.39	(3)	7/20/13				27,679	(18)	1,745,991

Paul M. Cofoni	249,000	—	64.22		8/14/12	7,370	(13)	464,900
	12,000	8,000	54.39	(3)	7/20/13				21,270	(2)(11)	$1,341,712
	40,000	260,000	50.43	(5)	6/19/14				49,005	(2)(15)	3,091,235
	—	31,780	49.78	(9)	9/18/15				76,886	(18)	4,849,969
	—	15,660	49.36	(8)	8/17/15

William M. Fairl	4,000	—	36.13		6/30/12				9,010	(2)(11)	568,351
	19,212	—	62.48		8/16/12				18,832	(2)(15)	1,159,537
	22,915	—	34.10		6/30/13				28,841	(18)	1,819,290
	8,340	5,560	54.39	(3)	7/20/13
	9,090	21,210	48.83	(4)	7/1/14
	—	25,000	48.83	(6)	7/1/14
	4,400	6,600	49.36	(8)	8/17/15

Thomas A. Mutryn	7,200	4,800	53.65	(7)	9/17/13				5,390	(2)(11)	340,001
	6,810	15,890	48.83	(4)	7/1/14				5,250	(2)(14)	331,170
	2,640	3,960	49.36	(8)	8/17/15				26,955	(2)(15)	1,700,321
	2,560	3,840	37.67	(10)	11/20/15				42,288	(18)	2,667,527

Daniel D. Allen	—	—	—		—				51,099	(19)	3,223,325
____________________

(1)	Based on the $63.08 closing price of the Company’s common stock on June 30, 2011.

(2)	Stock awards granted on August 18, 2008 and August 18, 2009 contained performance conditions whereby the number of units vesting depended upon the Company’s financial performance for the year ended June 30, 2010. Based on the Company’s actual results for the year ended June 30, 2010, the maximum number of units was awarded. The amounts in column (i) reflect such maximum numbers.

(3)	Stock options granted on July 21, 2006 and which were not exercisable at June 30, 2010 became exercisable on July 20, 2011.

(4)	SSARs granted on July 2, 2007 and which were not exercisable at June 30, 2011 became or will become exercisable as follows: 42.9% on July 1, 2011, and 57.1% on July 1, 2012.

(5)	SSARs granted on June 20, 2007 which were not exercisable at June 30, 2011 become exercisable on an accelerated schedule based on stock price targets: $70 - 50,000 shares; $80 - 60,000 shares; $90 - 70,000 shares; $100 - 80,000 shares. To the extent shares have not vested, 100% of those unvested shares will vest on June 19, 2012.

(6)	SSARs granted on July 2, 2007 become exercisable on an accelerated schedule based on stock price targets: $60 - 3,333 shares; $70 - 4,167 shares; $80 - 5,000 shares; $90 - 5,833 shares; $100 - 6,667 shares. Since the stock price hit $60 or higher for 30 straight days, 3,333 shares vested on July 2, 2011.

(7)	Stock options granted on September 18, 2006 and which were not exercisable at June 30, 2011 became exercisable on September 17, 2011.

(8)	SSARs granted on August 18, 2008 and which were not exercisable at June 30, 2011 became or will become exercisable as follows: 33.3% on August 18, 2011, 33.3% on August 18, 2012, and 33.4% on August 18, 2013.

(9)	SSARs granted on September 19, 2008 and which were not exercisable at June 30, 2011 became or will become exercisable as follows: 42.9% on September 18, 2011, and 57.1% on September 18, 2012.

(10)	SSARs granted on November 20, 2008 and which were not exercisable at June 30, 2011 became or will become exercisable as follows: 33.3% on August 18, 2011, 33.3% on August 18, 2012, and 33.4% on August 18, 2013.

(11)	Stock awards granted on August 18, 2008 that had not vested as of June 30, 2011 vest as follows: 50% on August 18, 2011, and 50% on August 18, 2012.

(12)	Stock awards granted on August 18, 2008 vested on August 18, 2011.

(13)	Stock awards granted on September 19, 2008 vested on September 18, 2011.

(14)	Stock awards granted on November 20, 2008 that had not vested as of June 30, 2011 vest as follows: 50% on August 18, 2011, and 50% on August 18, 2012.

(15)	Stock awards granted on August 18, 2009 that had not vested as of June 30, 2011 vest as follows: 33.3% on August 18, 2011, 33.3% on August 18, 2012 and 33.4% on August 18, 2013.

(16)	Stock awards granted on August 18, 2009 vest on August 18, 2012.

(17)	Stock awards granted on June 24, 2009 vest on June 23, 2012.

(18)	Stock awards granted on September 1, 2010 contain performance conditions whereby the number of units vesting depended upon the Company’s financial performance for the year ended June 30, 2011, and the Company’s stock price for the 90 day period ended September 1, 2011 as compared to the 90 day period ended September 1, 2010. The amounts in column (i) reflect the actual number of shares earned. The stock awards vest as follows: 50% on September 1, 2013 and 50% on September 1, 2014.

(19)	Stock awards granted on March 14, 2011 vest as follows: 25% on March 14, 2012, 25% on March 14, 2013, 25% on March 14, 2014, and 25% on March 14, 2015.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)
J.P. London	275,247	$5,530,219	14,750	$619,353
Paul M. Cofoni	24,060	243,301	26,970	1,128,695
William M. Fairl	23,750	287,019	15,553	651,582
Thomas A. Mutryn	—	—	17,995	753,607
Daniel D. Allen	—	—	—	—
____________________

(1)	These amounts are equal to the difference between the sales price of our common stock on the NYSE on the exercise date and the exercise price, multiplied by the number of shares underlying the exercised option.

(2)	These amounts are equal to the closing price of our common stock on the NYSE on the applicable vesting date multiplied by the number of shares vested on that date.

Pension Benefits
(a)	(b)	(c)	(d)	(e)
Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)(1)	Fiscal Year ($)
J.P. London	N/A	N/A	N/A	N/A
Paul M. Cofoni(2)	Supplemental Retirement Benefit Plan	6	$ 1,253,976	—
William M. Fairl	N/A	N/A	N/A	N/A
Thomas A. Mutryn	N/A	N/A	N/A	N/A
Daniel D. Allen	N/A	N/A	N/A	N/A
____________________

(1)	The Present Value of Accumulated Benefits under each plan has been calculated as of June 30, 2011, using the guidelines contained in ASC 715 - Compensation – Retirement Benefits.

(2)	Mr. Cofoni’s SERP provides an annual payment of $65,000 each year until the later of his death and his spouse’s death, if he terminates employment for a reason other than involuntarily for cause on or after age 65. It also provides an annual payment of $48,600 each year until Mr. Cofoni’s death. If Mr. Cofoni’s spouse survives him, she shall receive $24,300 per year beginning the year following his death and continuing until her death, in the event he terminates employment for a reason other than involuntarily for cause on or after age 62. If Mr. Cofoni voluntarily terminates or is involuntarily terminated other than for cause prior to attainment of the required age, a pro rata portion of the payment amount is provided. In the event of a Change of Control, if Mr. Cofoni’s employment is involuntarily terminated for a reason other than for cause or if he voluntarily terminates employment for good reason, Mr. Cofoni and his spouse will receive the full benefits payable under the SERP. If Mr. Cofoni is terminated involuntarily for cause, all benefits of the SERP are forfeited. No payments shall be made to any person, trust or entity under this plan after the death of Mr. Cofoni and his spouse.

Non-Qualified Deferred Compensation for Fiscal Year 2011
(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Company	Aggregate		Aggregate
	Contributions in	Contributions in	Earnings in	Aggregate	Balance at
	Last Fiscal Year	Last Fiscal Year	Last Fiscal	Withdrawals/	Last Fiscal
Name	($)(1)	($)(2)	Year ($)(3)	Distributions ($)	Year End ($)(4)
J.P. London	$3,431	$58,893	$ 589,255	$ —	4,982,785
Paul M. Cofoni	37,755	114,654	84,849	—	1,852,258
William M. Fairl	5,134	77,953	123,623	—	3,256,029
Thomas A. Mutryn	42,510	47,653	31,058	—	338,388
Daniel D. Allen	—	—	—	—	—
____________________

(1)	Executive contributions are included in the Salary, Bonus, and Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Company contributions are included in the All Other Compensation column of the Summary Compensation Table.

(3)	No amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.

(4)	Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the Summary Compensation Table in the Salary and Non-Equity Incentive Plan Compensation columns (in the case of executive contributions) or in the All Other Compensation column (in the case of company contributions). The amounts previously reported as executive and Company contributions were as follows: (i) Dr. London, $1,512,578 and $586,171; (ii) Mr. Cofoni, $1,477,991 and $249,379 (iii) Mr. Fairl, $2,599,340 and $255,629; and (iv) Mr. Mutryn, $136,802 and $95,109.

Employment and Severance Agreements

     The term of each executive officer’s employment and severance agreement is one year with automatic one-year extensions thereafter (except for Mr. Cofoni’s agreement which is three years with automatic one-year extensions thereafter), unless the Company provides written notice of the Company’s intent to amend the Company’s severance policy with respect to its senior executives and to apply the amended policy to the executive. In the event the Company provides such notice to the executive, agreements expire by their terms at the end of the full term year that begins on the next July 1st following the date such notice is received by the executive officer.

     Per the terms of the agreements, each executive’s employment may be terminated by the Company without a separation payment of any kind in the event of death or a termination for cause as determined by the Board.

     In the event of a termination by the Company for disability, the Company is generally required to provide 30 days’ notice (except that in Mr. Cofoni’s case, he is also entitled to any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs).

     In the event of termination without cause by the Company or resignation for “good reason” by the executive, as defined in the agreements, the Company will pay a severance payment equal to a specified number of months of the executive’s base salary, prorated cash incentive compensation payments otherwise payable under the executive’s incentive compensation plan for the fiscal year of termination, and continued participation in the Company’s health care plan for a defined period of time. When the executive’s resignation is not associated with a change in control, “good reason” is defined as (i) a material reduction in the executive’s total compensation and benefit opportunity (other than a reduction made by the Board, acting in good faith, based upon the performance of the executive, or to align the compensation and benefits of the executive with that of comparable executives, based on market data); or (ii) a substantial adverse alteration in the conditions of the executive’s employment.

     In the event of a termination without cause or resignation for “good reason” within one year of the effective date of a change in control, the agreements provide that the Company will pay similar termination payments as in the preceding paragraph but require the executive’s base salary to be paid for a higher number of specified months and a specified payment based on the average incentive compensation earned by the executive for the five fiscal years immediately preceding the termination (except that in Dr. London’s case, he is also entitled to such termination payment if he voluntarily terminates his employment for any reason within one year of a change in control). In the event of a change in control, “good reason” is defined as (i) a substantial adverse alteration in the nature or status of the executive’s position or responsibilities from those in effect on the day before the change in control date; or (ii) a change in the geographic location of the executive’s job more than 50 miles from the place at which such job was based on the day before the change in control date.

     The table below delineates the benefits upon a change in control for each executive officer under the scenarios as described above:

	Executive		President,	President,
	Chairman	CEO	US Operations	UK Operations	COO	CFO
Salary Multiple: Termination
for Good Reason or	1.5x	2x	1x	1x	1x	1x
Involuntary Termination
Without Cause

Salary Multiple Upon Change
in Control and Voluntary
Termination for Good Reason	3x	3x	2x	2x	1.5x	2x
or Involuntary Termination
Without Cause

Bonus Multiple Upon Change
in Control and Voluntary
Termination for Good Reason
or Involuntary Termination	2x	2x	1.5x	1.5x	1x	1x
Without Cause
(average annual payment for last
five years)

     All agreements, with the exception of the agreement for the Chief Operating Officer, also include partial protection against excise taxes payable under IRC section 280G in the event of termination only after a change in control (a one-time payment of two-thirds of the excise tax to the executive up to a limit of $500,000). These terms of the employment and severance arrangements were chosen based on their tie to short-term and long-term security for the executive, in order to ensure top executives are able to review corporate transactions that are in the best interests of the Company’s stockholders without concern over whether the transactions may adversely impact their personal interests. Since the agreements were put in place, however, the Committee decided not to include this term in any new agreements, and it is not included in the severance agreement with Mr. Allen.

     The agreements restrict each executive officer’s rights to compete with the Company or to offer employment to Company employees following termination.

     No changes to employment or severance agreements were made in fiscal year 2011.

     Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section below.

Potential Payments on Termination or Change in Control

     The tables below reflect the amount of compensation payable to each NEO upon termination of employment under various termination scenarios. The tables show the amount of compensation payable to each NEO upon voluntary termination (other than for “good reason”) or retirement, upon termination by the Company without cause or by the NEO for “good reason” other than in connection with a change in control, and upon termination by the Company without cause or by the NEO for “good reason” following a change in control. The amounts shown assume, for illustrative purposes, that such termination was effective as of June 30, 2011 and therefore include amounts earned through such date, and are estimates of the amounts which would be paid to the NEOs upon termination. The actual amounts to be paid can be determined only at the time of the actual separation from the Company.

Separation Payment in event of Voluntary Termination by NEO or Retirement(1)

			Value of	Value of
			Employee	Company	Value of	Value of	Value of	Value of
		Value of	Non-qualified	Non-qualified	Supplemental	Vested	Unvested	280G Excise
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity	Tax Partial
	Severance	of Benefits(2)	Contributions(3)	Contributions(4)	Benefits(5)	Awards(6)	Awards(7)	Protection(8)
NEO	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Total
J.P. London	$—	$221,105	$4,337,721	$631,143	$—	$1,689,134	$2,000,329	$ N/A	$8,879,432
Paul M. Cofoni	—	247,125	1,488,226	340,813	1,253,976	610,280	—	N/A	3,940,420
William M. Fairl	—	—	2,922,449	316,783	—	1,093,274	—	N/A	4,332,506
Thomas A. Mutryn	—	—	232,548	96,007	—	266,209	—	N/A	594,764
Daniel D. Allen	—	—	—	—	—	—	—	N/A	—
____________________

(1)	Assumes that the NEO retired or voluntarily terminated his position (other than for “good reason”). In the event of the NEO’s death or disability, the NEO would be entitled to the amounts listed in the columns (d), (e) and (f) above as well as column (c) from the Separation Payment following Change in Control Table listed below. In addition, the Company generally is required to provide 30 days’ notice in the event of a termination for disability. In the event of a termination of the NEO for cause, the NEO would be entitled to the amounts listed above in columns (c) and (e).

(2)	In 2001, the Company entered into a lifetime medical agreement with Dr. London that provides lifetime participation in the Company’s medical plans to the extent permitted by law, with such participation in the plans on the same basis that existed just prior to any merger, consolidation, or change in control of the Company. In 2009, the Committee authorized a substantially similar agreement for Mr. Cofoni. The table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s and Mr. Cofoni’s expected life spans (based upon Internal Revenue Service (IRS) Life Expectancy Tables).

(3)	Represents the value of monies deferred into the non-qualified retirement plan during employment that would be payable upon termination.

(4)	Represents the value of Company contributions (vested as of June 30, 2011) paid into the non-qualified retirement plan on behalf of the NEO during employment that would be payable upon termination.

(5)	Represents the present value of benefits accrued by Mr. Cofoni through June 30, 2011 under the SERP. The accrued benefits are to be paid to Mr. Cofoni over his expected remaining lifespan.

(6)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2011 less the applicable exercise price of the vested portion of the equity awards.

(7)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2011 less the applicable exercise price of the unvested portion of the equity awards. As Dr. London is over 65 years old, any unvested equity awards granted prior to 7/1/2010 would vest upon retirement.

(8)	As described above under “Employment and Severance Agreements,” NEOs are entitled to partial protection against IRC section 280G excise taxes only in the event of termination after a change of control.

Separation Payment in event of Termination for “Good Reason” by NEO or Without Cause by Company(1)

			Value of	Value of
			Employee	Company	Value of	Value of	Value of	Value of
		Value of	Non-qualified	Non-qualified	Supplemental	Vested	Unvested	280G Excise
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity	Tax Partial
	Severance	of Benefits(2)	Contributions(3)	Contributions(4)	Benefits(5)	Awards(6)	Awards(7)	Protection(8)
NEO	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Total
J.P. London	$1,071,900	$221,105	$4,337,721	$631,143	$—	$1,689,134	$2,000,329	$ N/A	$9,951,332
Paul M. Cofoni	1,512,600	247,125	1,488,226	340,813	1,253,976	610,280	—	N/A	5,453,020
William M. Fairl	514,300	9,549	2,922,449	316,783	—	1,093,274	—	N/A	4,856,355
Thomas A. Mutryn	420,000	18,579	232,548	96,007	—	266,209	—	N/A	1,033,343
Daniel D. Allen	450,000	9,552	—	—	—	—	—	N/A	459,552
____________________

(1)	Assumes that the NEO resigned for “good reason” or was terminated without cause.

(2)	Assumes that Dr. London and Mr. Cofoni are entitled to receive lifetime medical benefits as previously described, and that Messrs. Fairl, Fuerst and Mutryn are entitled to receive continuation of health benefits following the date of separation. For Dr. London and Mr. Cofoni, the table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s and Mr. Cofoni’s expected life spans (based upon IRS Life Expectancy Tables). For Messrs. Fairl, Mutryn, and Allen the table value represents the total values of continued current medical, dental, and vision insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.

(3)	Represents the value of monies deferred into the non-qualified retirement plan during employment that would be payable upon termination.

(4)	Represents the value of Company contributions (vested as of June 30, 2011) paid into the non-qualified retirement plan on behalf of the NEO during employment that would be payable upon termination.

(5)	Represents the present value of benefits accrued by Mr. Cofoni through June 30, 2011 under the SERP. The accrued benefits are to be paid to Mr. Cofoni over his expected remaining lifespan.

(6)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2011 less the applicable exercise price of the vested portion of the equity awards.

(7)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2011 less the applicable exercise price of the unvested portion of the equity awards. Dr. London’s unvested equity awards would vest.

(8)	As described above under “Employment and Severance Agreements,” NEOs are entitled to partial protection against IRC section 280G excise taxes only in the event of termination after a change of control.

Separation Payment following a Change of Control(1)

			Value of	Value of
			Employee	Company	Value of	Value of	Value of	Value of
		Value of	Non-qualified	Non-qualified	Supplemental	Vested	Unvested	280G Excise
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity	Tax Partial
	Severance(2)	of Benefits(3)	Contributions(4)	Contributions(5)	Benefits(6)	Awards(7)	Awards(8)	Protection(9)
NEO	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Total
J.P. London	$4,108,347	$221,105	$4,337,721	$631,143	$—	$1,689,134	$4,134,956	$—	$15,122,406
Paul M. Cofoni	6,109,619	247,125	1,488,226	340,813	1,253,976	610,280	14,752,121	500,000	25,302,160
William M. Fairl	3,487,074	9,549	2,922,449	316,783	—	1,093,274	5,380,738	422,335	13,632,202
Thomas A. Mutryn	2,215,708	18,579	232,548	132,930	—	266,209	5,803,127	368,568	9,037,669
Daniel D. Allen	1,055,085	9,552	—	—	—	—	3,223,325	—	4,287,962
____________________

(1)	Assumes that the NEO resigned for “good reason” or was terminated without cause within one year of a change in control, except in Dr. London’s case where he is also entitled to such termination payment if he voluntarily terminates his employment for any reason within one year of a change in control.

(2)	Includes incentive plan amounts earned but not yet paid for fiscal year 2011.

(3)	Assumes that Dr. London and Mr. Cofoni are entitled to receive lifetime medical benefits as previously described, and that Messrs. Fairl and Mutryn are entitled to receive continuation of health benefits following the date of separation. For Dr. London and Mr. Cofoni, the table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s and Mr. Cofoni’s expected life spans (based upon IRS Life Expectancy Tables). For Messrs. Fairl, Mutryn, and Allen the table value represents the total values of continued current medical, dental, and vision insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.

(4)	Represents the value of monies deferred into the non-qualified retirement plan during employment that would be payable upon termination.

(5)	Represents the value of all Company contributions paid into the non-qualified retirement plan on behalf of the NEO during employment that would be payable upon termination.

(6)	Represents the present value of benefits accrued by Mr. Cofoni through June 30, 2011 under the SERP. The accrued benefits are to be paid to Mr. Cofoni over his expected remaining lifespan.

(7)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2011 less the applicable exercise price of the vested portion of the equity awards.

(8)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2011 less the applicable exercise price of the unvested portion of the equity awards at Target in accordance with the grant agreements. All equity awards to NEOs would vest upon a change in control.

(9)	As described above under “Employment and Severance Agreements,” all NEOs (except Mr. Allen) are entitled to partial protection against IRC section 280G excise taxes in the event of termination after a change in control. Specifically, their severance agreements provide for a one-time payment to the executive equal to the lesser of two-thirds of the excise tax to the executive and $500,000. Based on the assumptions used in the preparation of the table, these payments would be paid to the executives as partial reimbursement of IRC section 280G excise taxes that would be incurred by them.

DIRECTOR COMPENSATION

     Each Director not employed by the Company or any of its subsidiaries is compensated according to the following arrangements for his service as a Director, including participation in meetings of the full Board and the Committee(s) of which he is a member:
  Full Board — $50,000 annual retainer for up to four meetings per year and $2,000 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. Equity grants are made in the form of RSUs expressed as a dollar value, in an amount established from time to time by the Compensation Committee. Such RSU awards are made on the date of the Annual Meeting of Stockholders at which such election occurs, based on the closing price per share of the Company’s common stock on that date. For fiscal year 2011, each director was granted $100,000 in RSUs. Under the Company’s Director Stock Purchase Plan (DSPP), Directors may also elect to receive RSUs in lieu of up to one hundred percent (100%) of their annual retainer, with such election to be made prior to the commencement of the effective calendar year. The number of issued RSUs is based on the fair market value of the stock on the date of purchase.

  Audit Committee — $10,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $10,000 per year.

  Security and Risk Assessment Committee — $6,000 for up to four meetings per year. Additional in-person meetings are $750. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $4,000 per year.

  Compensation Committee — $10,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $10,000 per year.

  Executive Committee — $1,500 per meeting.

  Investor Relations Committee — $6,000 for up to four meetings per year and $1,250 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $4,000 per year.

  Corporate Governance and Nominating Committee — $10,000 for up to four meetings per year and $1,250 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this Committee receives an additional $10,000 per year.

  Strategic Assessment Committee — $6,000 for up to four meetings per year and $1,250 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting.
     Dr. London and Mr. Cofoni received no separate compensation for their service as directors, except that they are eligible to be reimbursed for incurred expenses associated with attending meetings of the Board and its Committees, such as when meetings are conducted at offsite locations.

     During fiscal year 2011, in addition to the retainer and Committee meeting fees, Dr. Phillips received compensation of $36,000 for additional services performed as a lead director in connection with and in the Committees on which he serves.

     The Committee has also adopted stock ownership requirements for outside members of the Board to align the interest of stockholders and directors. Outside directors are required to hold at least 6,000 fully owned shares. The amount of shares is reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of the outside directors with those of the Company’s shareholders. Until the Director meets the required number of shares, he/she is limited with respect to the number of shares he/she is allowed to sell, and is only allowed to sell ½ of vested RSUs for the purpose of covering the tax burden caused by the vesting.

     Shareholdings are measured annually as of December 1st to determine compliance with the plan. The requirement is based upon the prior year’s level plus one half of all vested restricted stock units. Only fully owned shares count in the measurement; unvested restricted stock units do not count, nor do any other unvested and/or unexercised instruments. If a Director does not meet the required level at the annual measurement date, then that Director is ineligible to receive equity awards under the Company’s 2006 Stock Incentive Plan until the required level is reached, and for an additional one-year period thereafter. All outside directors, with the exception of Dr. Phillips, currently meet their required stock ownership requirement.

     The following table summarizes the compensation information for fiscal year 2011 for each of the Company’s non-employee directors who were directors at any time during the fiscal year.

					Change in
					Pension
	Fees			Non-Equity	Value and
	Earned			Incentive	Non-qualified
	or Paid	Stock	Option	Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Dan R. Bannister	$46,000	$100,034	$—	—	—	—	$146,034
Gordon R. England	81,000	100,034	—	—	—	—	181,034
James S. Gilmore III	82,000	100,034	—	—	—	—	182,034
Gregory Johnson	88,500	100,034	—	—	—	—	188,534
Richard L. Leatherwood	129,000	100,034	—	—	—	—	229,034
James L. Pavitt	84,500	100,034	—	—	—	—	184,534
Warren R. Phillips	167,000	—	—	—	—	—	167,000
Charles P. Revoile	133,000	100,034	—	—	—	—	233,034
William S. Wallace	81,500	100,034	—	—	—	—	181,534
____________________

(1)	Under the Company’s Director Stock Purchase Plan (DSPP), Dr. Phillips elected to receive 25% of his annual retainer in Restricted Stock of the Company. Dr. Phillips acquired 241 shares pursuant to his election to defer a portion of his retainer. The grant date fair value of these shares totaled $12,500. The current year deferral is included in the “Fees Earned or Paid in Cash” column.

(2)	The amounts represent the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock in fiscal year 2011 under the terms of the Company’s 2006 Stock Incentive Plan. The grant date fair value per share is the closing price for the Company’s stock on the November 17, 2010 grant date ($49.62). For fiscal year 2011, the Company awarded 2,016 RSUs to Directors Bannister, England, Gilmore, Johnson, Leatherwood, Pavitt, Revoile, and Wallace with a grant date fair value of $100,034 each. The outstanding number of stock options awarded to each director as of June 30, 2011 was as follows: Director Bannister 5,000; Director Johnson 8,000; Director Leatherwood 6,000; and Director Revoile 6,000. The outstanding number of RSUs awarded to each director as of June 30, 2011 was as follows: Director England 1,008; Director Gilmore 1,008; Director Johnson 1,008; Director Leatherwood 1,008; Director Pavitt 1,008; Director Revoile 1,008; and Director Wallace 1,008.

CORPORATE GOVERNANCE

Code of Ethics

     The Company has adopted both a Director’s Code of Business Ethics and Conduct and a Standards of Ethics and Business Conduct that apply, respectively, to our Directors and to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and all of our Executive Officers. Each such Director and Officer is required to review the applicable Code and to certify compliance annually. There have not been any waivers of either Code relating to any such Directors or Officers. The Company intends to disclose any waiver granted to any director, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer of the Company or any amendments to the Codes, in the “Investors” section of the Company’s website at www.caci.com within four business days following the date of such amendment or waiver. The Codes are available for review on the Company’s website at www.caci.com/about/corp_gov/dir_ethics.shtml and www.caci.com/about/corp_gov/ethics.shtml, respectively, and print copies of the Codes will be provided to any stockholder upon request.

Corporate Governance Guidelines

     The Company has adopted a set of corporate governance guidelines in accordance with the requirements of Section 303A of the NYSE Listed Company Manual. Those guidelines can be found on the Company’s website at www.caci.com/about/corp_gov/corp_gov.shtml, and a print copy of the guidelines will be provided to any stockholder upon request.

Committees and Meetings of the Board of Directors

     It is the Company’s policy to encourage all Directors to attend in person its Annual Meeting of Stockholders each year as well as participate in person or, if not possible, via teleconference where feasible, in all Board of Directors and Committee meetings. Nevertheless, the Company recognizes that this may not always be possible due to conflicting personal or professional commitments. The Board held twelve meetings during fiscal year 2011. All Directors attended the 2010 Annual Meeting of Stockholders held on November 17, 2010. In fiscal year 2011, each Director attended at least ninety percent of the aggregate of the total number of Board meetings and at least ninety-five percent of the total number of meetings held by the Committees of the Board on which he served.

     The Board had a Compensation Committee, an Executive Committee, an Audit Committee, an Investor Relations Committee, a Corporate Governance and Nominating Committee, a Security and Risk Assessment Committee, and a Strategic Assessment Committee during fiscal year 2011.

Board Leadership Structure

     The Board recognizes the importance of good corporate governance as a means of addressing the interests of the Company’s stockholders. The Board also recognizes that ensuring that the Company maintains good corporate governance practices is an ongoing process. Consistent with these principles, the Board believes that no specific leadership model is necessarily right for all companies at all times. The Board’s policy as to whether the role of the Chairman of the Board and CEO should be separate or combined is to adopt the model that best serves the Company’s stockholders at any point in time.

     The Company’s Corporate Governance Guidelines currently provide that the role of Chairman of the Board and CEO are separate. The Board believes this model provides effective leadership for the Company at this time, allowing the Chairman of the Board to focus on Board activity and the CEO to focus on business strategy and execution.

     The Chairman of the Board serves as the presiding officer of the Board of Directors. The Chairman of the Board works closely with the CEO in a consulting capacity concerning the Company’s strategic direction and the staffing of key positions.

     The CEO provides the overall and operational direction for the Company. The CEO establishes the Company’s policies and objectives in accordance with the directives of the Board of Directors and the Company’s corporate charter.

     Dr. Phillips has been designated as the Board’s lead independent director. Dr. Phillips’ duties as lead independent director include:
  Coordinating the activities of the non-employee directors;

  Reviewing and reporting progress to the Board on certain issues or oversight matters;

  Presiding at independent director sessions and coordinating the agenda for such sessions;

  Functioning as principal liaison between the non-employee directors and the Chairman of the Board;

  Organizing Board review of the Company’s annual strategic planning cycle; and

  Serving as a Board member on most of CACI’s wholly-owned subsidiary corporations.
Risk Oversight and Management

     The Board as a whole has the overall responsibility for risk oversight of the Company. The Audit Committee reviews the Company’s guidelines and policies with respect to risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. The Board has delegated the responsibility for oversight of certain classified and sensitive high-risk work supporting defense, intelligence, and international clients, including work outside the U.S., to its Security and Risk Assessment Committee. Additionally, the Compensation Committee is responsible for overseeing and assessing risks associated with the Company’s compensation policies and programs. See the Compensation Discussion and Analysis – Risk Assessment section. Each of these committees receives and discusses reports regularly with members of management who are responsible for applicable day-to-day risk management functions of the Company.

Compensation Committee

     The Compensation Committee consists of Directors Gilmore, Johnson, Leatherwood, Pavitt, and Revoile (Chairman). The Board has determined that all Compensation Committee members are independent in accordance with the NYSE’s definition and the Company’s independence criteria, which are discussed below. Compensation Committee members, including the Chairman, are appointed by and serve at the pleasure of the Board of Directors. Pursuant to its Charter, the Compensation Committee is composed of not fewer than three “independent directors” as defined in applicable regulations and stock exchange listing standards, in order to enhance the Compensation Committee’s capability to provide independent governance on behalf of the stockholders and provide management with objective guidance and support in matters within the Compensation Committee’s responsibility. In addition, it is the Board’s intention that each Compensation Committee member shall be a “non-employee director” within the meaning of Rule 16b-3 issued by the SEC, and that at least two Compensation Committee members shall be “outside directors” within the meaning of IRC section 162(m), as amended. To the extent that a Compensation Committee member is not a non-employee director or outside director, as the case may be, the member does not participate in the determination of awards subject to those regulations.

     The Compensation Committee administers the Company’s 2006 Stock Incentive Plan, the Management Stock Purchase Plan, the Director Stock Purchase Plan, and the Employee Stock Purchase Plan; determines the benefits to be granted to key employees thereunder; determines CEO compensation; determines and makes recommendations to the Board regarding compensation and benefits to be paid to Executive Officers of the Company; and maintains oversight of the Company’s Affirmative Action and Small, Disadvantaged and Minority Subcontracting activities. The Compensation Committee met six times during fiscal year 2011. The Charter of the Compensation Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/comp.shtml, and a print copy of the Charter will be provided to any stockholder upon request.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2011, the members of the Compensation Committee had no relationships with the Company other than their relationships as Directors, their entitlement to the receipt of standard compensation as Directors and members of certain Committees of the Board, and their relationships to the Company as stockholders. During fiscal year 2011, no person serving on the Compensation Committee or on the Board of Directors was an Executive Officer of another entity for which any of our Executive Officers served on the compensation committee.

Executive Committee

     The Executive Committee consists of Directors Cofoni, Leatherwood, London, Phillips and Revoile. Director London serves as the Executive Committee Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee met twenty four times during fiscal year 2011.

Audit Committee

     The Audit Committee consists of Directors England, Leatherwood, Phillips and Revoile. The Board has determined that all current Audit Committee members are independent in accordance with SEC and NYSE requirements. Director Leatherwood is the Audit Committee Chairman and has served as such since November 20, 2003. The Board has determined that Director Leatherwood qualifies as an audit committee financial expert as that term is defined in applicable SEC regulations and has accounting or related financial management expertise within the meaning of the listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE. The Audit Committee is responsible for overseeing and reviewing the Company’s financial information that will be provided to stockholders and others, the system of internal controls established by management and the Board, and the annual audit conducted by the independent accountants. The Audit Committee met six times during fiscal year 2011. The Audit Committee Charter and Pre-Approval Policy are set forth on the Company’s website at www.caci.com/about/corp_gov/audit.shtml, and a print copy of the Charter will be provided to any stockholder upon request. A report of the Audit Committee appears below in this Proxy Statement.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee consists of Directors Leatherwood, Phillips and Revoile. The Board has determined that all current Corporate Governance and Nominating Committee members are independent in accordance with the NYSE’s definition. Dr. Phillips serves as the Corporate Governance and Nominating Committee Chairman. The Corporate Governance and Nominating Committee is responsible for recommending to the Board the general criteria and qualifications for membership on the Board; identifying and selecting individuals to be nominated for election to the Board; recommending the number of Directors to be elected each year (within the bounds established by the Company’s By-laws); developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto. The Corporate Governance and Nominating Committee seeks members from diverse business and professional backgrounds with outstanding integrity, achievement and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the stockholders. The Corporate Governance and Nominating Committee met seven times during fiscal year 2011. The Charter of the Corporate Governance and Nominating Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/nominating.shtml, and a print copy of the Charter will be provided to any stockholder upon request.

Criteria for Determining Board and Committee Independence

     The Board has affirmatively determined that eight of the ten current Directors are independent in accordance with the NYSE’s definition and the Company’s independence criteria described below. Because of Dr. London’s service as Chairman of the Board and Executive Chairman of the Company and Mr. Cofoni’s service as President and Chief Executive Officer, they are not independent as defined by the NYSE rules and the Company’s independence criteria.

     NYSE rules establish criteria for determining independence and allow the Company’s Board of Directors to adopt additional criteria and apply those criteria to making an affirmative determination whether each Director is “independent” in accordance with the NYSE definition. The following criteria have been applied by the Board in making its determination of independence with respect to all current Directors:

(1)	No Material Relationship. The Director must not have any material relationship with the Company or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its subsidiaries) apart from his/her service as a Director. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable, and familial relationships that exist, either directly or indirectly, between the Director and the Company.

(2)	Employment. The Director must not be nor have been an employee of the Company or any of its subsidiaries at any time during the past three years. In addition, a member of the Director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the Director’s home, other than household employees) must not have been an Executive Officer of the Company or any of its subsidiaries in the prior three years.

(3)	Other Compensation. The Director and all of his/her immediate family members must not have received, during any twelve month period within the last three years, more than $120,000 in direct compensation from the Company or any of its subsidiaries, other than in the forms of director fees and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(4)	Auditor Affiliation. (A) The Director or an immediate family member cannot be a current partner of a firm that is the Company’s internal or external auditor; (B) the Director cannot be a current employee of such a firm; (C) the Director cannot have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; and (D) the Director or an immediate family member cannot have been within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(5)	Interlocking Directorships. The Director or an immediate family member cannot be, or have been within the last three years, employed as an executive officer of another company where any of the Company’s present Executive Officers at the same time serves or served on that company’s compensation committee.

(6)	Business Transactions. The Director cannot be a current employee, and no immediate family member of the Director can be a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

     The Company reviews all relationships and transactions in which the Company and its Directors and Executive Officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is responsible for obtaining information through questionnaires and other appropriate procedures from the Directors and Executive Officers with respect to related party transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee is charged with reviewing and approving or ratifying any related-party transaction. The Audit Committee considers, among other matters, the nature, timing and duration of the transaction, the relationships of the parties to the transaction, whether the transaction is in the ordinary course of the Company’s business, the dollar value of the transaction, and whether the transaction is in the interest of the Company.

Nominating Process

     The Company’s By-laws describe the procedure by which the Board, a Board Committee, or stockholder who is entitled to vote and meets the By-laws’ advance notification requirements may recommend a candidate for nomination as a Director.(1) The Corporate Governance and Nominating Committee is tasked with, among other things, identifying and recommending prospective Director nominees.(2) While the Company does not have a formal policy regarding the consideration of diversity in identifying prospective Director nominees, the Company’s Corporate Guidelines provide that the Board should be large enough to reflect a substantial diversity of perspectives, background and experiences, but not so large that its size hinders effective discussion or diminishes individual accountability. It is the Committee’s policy to consider similarly, irrespective of the source of the nomination, all Director nominee recommendations properly presented in accordance with the prescribed By-law requirements on the basis of the potential Director nominee’s background and business experience. The criteria that the Committee uses in assessing potential Director nominees is set forth in the Company’s corporate governance guidelines.

Stockholder and Interested Party Communications with Directors

     Stockholders and interested parties may communicate directly with the Company’s Board of Directors or any Director or Committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: Arnold D. Morse, Corporate Secretary. It is the Company’s policy to forward directly to the Directors all such communications addressed to them and delivered to the Company at the above stated address.

Executive Sessions

     Pursuant to NYSE requirements, two executive sessions of non-management Directors were held during fiscal year 2011. The lead independent director acted as the presiding Director at both meetings.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

     In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the Company’s executive compensation program as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

     We encourage stockholders to read our Compensation Discussion and Analysis (CD&A) beginning on page 10 of this proxy statement, as well as the Summary Compensation table and related compensation tables and narrative, appearing on pages 22 through 32. The CD&A, tables, and narrative provide information on the Company’s compensation policies and practices and describes how we seek to closely align the interests of our named executive officers with the interests of our stockholders.

     This advisory stockholder vote, known as “Say-on-Pay,” gives you as a stockholder, the opportunity to advise whether you approve of the Company’s executive compensation program and policies by voting on the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
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(1)	The Company’s By-laws describe the information submission and advanced notification requirements for stockholder recommendations of Director nominees. The Company’s By-laws, however, do not obligate the Company to include information about the candidate in the Company’s proxy materials, nor do they require the Company to permit the stockholder to solicit proxies for the candidate using Company proxy materials. For the Company’s 2012 Annual Meeting of Stockholders, stockholder notice of a potential Director nominee must be received by the Corporate Secretary of CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201 by June 21, 2012. The By-laws are available by writing to the Secretary at the above-stated address or at the Company’s website at www.caci.com/about/corp_gov/bylaws.shtml.

(2)	From time to time the Company may utilize a third party to assist in identifying and qualifying potential Director candidates.

     The Board recommends a vote FOR this resolution because it believes that the programs and policies as detailed in the CD&A are effective in advancing our pay-for-performance philosophy and achieving our goals of attracting, retaining, and motivating our executives; ensuring that our executives act to maximize stockholder value; providing compensation that is intended to be fair and competitive within our industry; and providing incentives and rewards for our executives commensurate with their roles and based on the performance of the Company.

     This advisory resolution is non-binding on the Board. Although non-binding, the Board will review and consider the voting results when evaluating our executive compensation program.

Required Vote and Recommendation

     On this non-binding matter, the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 2. Broker non-votes will not be counted in evaluating the results of the vote.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE
COMPENSATION

     In Proposal 2 above, we are asking stockholders to vote on an advisory resolution on executive compensation. Pursuant to recently adopted provisions of the Securities Exchange Act of 1934, in this Proposal 3 we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years. Stockholders will be able to specify one of the following choices for this proposal on the proxy card: one year, two years, three years or abstain.

     The Board believes that holding an advisory vote on executive compensation every year is the most appropriate policy at this time and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. The Board understands that executive compensation decisions and disclosures are made annually and that an annual advisory vote on executive compensation would provide it with direct and immediate feedback from our stockholders. The Board further recognizes the value of receiving regular input from the Company’s stockholders on issues such as executive compensation. While the Board understands that some stockholders may believe that an executive compensation program that focuses on both long- and short-term interests of the Company and its stockholders cannot be effectively evaluated on an annual basis, the Board currently believes that it should receive advisory input annually from the Company’s stockholders.

     This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Although non-binding, the Board will review and consider the voting results when evaluating the frequency of future advisory votes on executive compensation.

Required Vote and Recommendation

     On this non-binding matter, a shareholder may vote to set the frequency of the “say on pay” vote to occur every year, every two years, or every three years, or the shareholder may vote to abstain. The choice among those four choices that receives the highest number of votes will be deemed the choice of the shareholders. Broker non-votes will not be counted in evaluating the results of the vote.

The Board recommends a vote FOR holding an advisory vote on executive compensation every year.

PROPOSAL 4: AMENDMENT OF THE 2006 STOCK INCENTIVE PLAN

     At the Annual Meeting, stockholders will be asked to approve amendments to the CACI International Inc 2006 Stock Incentive Plan (the 2006 Plan). The 2006 Plan was originally adopted by the Board on August 16, 2006 and was approved by the stockholders at the November 16, 2006 Annual Meeting. On August 13, 2008, the Board approved an amendment and restatement of the 2006 Plan (the 2008 Amendment) which was approved by the Company’s stockholders at the November 19, 2008 Annual Meeting. On August 12, 2009, the Board approved an amendment and restatement of the 2006 Plan (2009 Amendment) which was approved by the Company’s stockholders at the November 18, 2009 Annual Meeting. On August 11, 2011, the Board approved an amendment and restatement of the 2006 Plan (Amended and Restated 2006 Plan).

     The Company is seeking stockholder approval of the Amended and Restated 2006 Plan. Stockholder approval is required to: (1) satisfy section 422 of the IRC such that certain stock options will qualify as incentive stock options under the IRC, and (2) satisfy applicable NYSE listing standards that, in general, require stockholder approval of equity plans and material amendments thereto.

     Below is a summary of the changes contained in the Amended and Restated 2006 Plan, followed by a description of the material features of the Amended and Restated 2006 Plan. The summary and description do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated 2006 Plan, which is attached to this proxy statement as Appendix A and incorporated herein by reference. Stockholders are encouraged to read the text of the Amended and Restated 2006 Plan in its entirety.

Proposed Amendments to the 2006 Plan

     The Amended and Restated 2006 Plan will increase the number of shares of Common Stock authorized for issuance by 1,500,000 shares (5.68% of the Company’s issued and outstanding Common Stock as of September 19, 2011) to an aggregate number of 5,000,000.

     Under the Amended and Restated 2006 Plan, the number of shares of Common Stock authorized for grant in the form of Restricted Stock, Restricted Stock Units (RSUs), or Unrestricted Stock will be no more than 2,000,000 after the Effective Date (August 11, 2011). Under the 2009 Amendment, the number of shares of Common Stock authorized for grant in the form of Restricted Stock, Restricted Stock Units (RSUs), or Unrestricted Stock could not exceed 2,500,000. As of August 11, 2011, 628,235 shares remained available to be granted in the form of Restricted Stock, RSUs, or Unrestricted Stock. Between August 11, 2011 and August 31, 2011, the Company issued 50,362 shares in RSUs, leaving 577,873 shares available for future issuance under the 2006 Plan in the form of Restricted Stock, RSUs, or Unrestricted Stock. Therefore, as of August 31, 2011, the effect of the amendment will be to allow for an additional 1,422,127 shares to be issued in the form of Restricted Stock, RSUs, or Unrestricted Stock.

     The Amended and Restated 2006 Plan amends the definition of “Repricing” to preclude repricing actions with regard to Stock Appreciation Rights (SAR) as well as stock options and to include within the definition of repricing a cash buyout of an out of the money SAR or stock option unless the buyout occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

     The Board believes that the Amended and Restated 2006 Plan, including the addition of 1,500,000 shares to the Amended and Restated 2006 Plan and the authority to grant no more than 2,000,000 shares in the form of Restricted Stock, RSUs, or Unrestricted Stock after August 11, 2011 will benefit the Company and its stockholders by allowing the Company to continue to achieve the objectives of the Amended and Restated 2006 Plan: (i) to increase the stake of key employees and executives in the success of the Company; (ii) to align the interests of awardees under the Amended and Restated 2006 Plan with the interests of the stockholders; (iii) to keep pace with the increase in number of Company employees due to both the Company’s internal growth and outside acquisition activities; and (iv) to aid the Company in its efforts to recruit and retain highly qualified individuals. The Board believes that the grant of awards under the Amended and Restated 2006 Plan will not result in an unacceptable level of dilution to the interests of public stockholders and that the Company’s financial performance and the resulting performance of the Common Stock indicate that the benefits of the Amended and Restated 2006 Plan could more than offset any such potential dilution.

Summary Description of the Amended and Restated 2006 Plan

Purpose

     The Amended and Restated 2006 Plan is designed to promote the long-term growth and profitability of the Company by (i) providing directors and employees with incentives to improve stockholder value and to contribute to the growth and financial success of the Company; and (ii) enabling the Company to attract, retain and reward key employees.

Types of Awards

     The Amended and Restated 2006 Plan will authorize the grant of (i) incentive stock options, or options to purchase our common stock intended to qualify as incentive stock options, as defined in section 422 of the IRC; (ii) options that do not so qualify, known as non-qualified stock options; (iii) shares of stock at no cost or at a purchase price set by the Compensation Committee, subject to restrictions and conditions determined by the Compensation Committee, referred to in this proxy statement as restricted stock; (iv) unrestricted shares of stock at prices set by the Compensation Committee, referred to in this proxy statement as unrestricted stock; (v) rights to acquire shares of our common stock upon the terms and conditions stated in the Amended and Restated 2006 Plan, known as restricted stock units (RSUs); (vi) rights to receive cash payments based on or measured by appreciation in the market price of the Company’s common stock, referred to in this proxy statement as stock appreciation rights; (vii) rights to receive payment in shares of Company stock based on or measured by appreciation in the market price of the Company’s common stock, referred to in this proxy statement as stock settled stock appreciation rights (SSARs); and (viii) performance awards, or awards that can be in the form of incentive and non-qualified stock options, restricted stock, RSUs, stock appreciation rights, SSARs, and/or unrestricted stock and that are conditioned on the attainment of specified performance measures, referred to in this proxy statement as performance awards.

Shares Subject to the Plan; Limitations

     Up to 5,000,000 shares of the Company’s common stock (subject to adjustment upon certain changes in the capitalization of the Company), plus the 894,130 unused shares available under the predecessor to the 2006 Plan, the 1996 Stock Incentive Plan, may be issued pursuant to awards granted under the Amended and Restated 2006 Plan. No more than 2,000,000 shares of the Company’s common stock may be awarded in the form of Restricted Stock, RSUs, or Unrestricted Stock after August 11, 2011. No covered employee (generally, the Chief Executive Officer and the four highest paid executive officers other than the Chief Executive Officer) may be granted awards under the Amended and Restated 2006 Plan with respect to more than 300,000 shares of the Company’s common stock in any calendar year. Vesting of awards must take a minimum of three years for shares that vest based upon continuous service and at least one year for shares that vest based on performance. Awards may also become fully vested upon a change in control of the Company, disability, death, or retirement on or after age 65.

Eligibility

     Awards may be granted under the Amended and Restated 2006 Plan to members of our Board, officers and key employees. Non-employee directors are eligible only for grants of RSUs. As of September 19, 2011, approximately 120 individuals were eligible to participate in the Amended and Restated 2006 Plan.

Administration

     The Amended and Restated 2006 Plan is administered by the Compensation Committee, which also has the power to delegate responsibility. The Compensation Committee will review the individuals to whom awards will be granted and will determine the terms of each award, subject to the provisions of the Amended and Restated 2006 Plan.

Terms of Awards

     No options may extend for more than ten years from the date of grant (five years in the case of an incentive stock option recipient who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, referred to as greater-than-ten-percent-stockholders). The exercise price of any options granted under the Amended and Restated 2006 Plan must be at least equal to the fair market value of the Company’s Common Stock on the date of grant (110% of fair market value in the case of incentive stock options of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable by an employee or officer (non-employee directors are not eligible to receive incentive stock options) in any calendar year may not exceed $100,000. The Company cannot reprice previously granted awards without obtaining stockholder approval. In addition, upon the granting by the Compensation Committee of stock appreciation rights or SSARs, all shares underlying the grant of stock appreciation rights or SSARs (not just those shares paid to the executive upon exercise of the stock appreciation right or SSAR) will be unavailable for further grants.

     Incentive stock options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the recipient’s lifetime, only by the recipient. Awards other than incentive stock options may be transferable, with the Compensation Committee’s permission, by gift or domestic relations order to members of the recipient’s family or a trust or other entity established for such family members. Incentive stock options generally may not be exercised after (i) termination of the recipient’s employment by the Company for cause; (ii) ninety days after termination of the recipient’s employment by the Company without cause or by the recipient voluntarily, including retirement in accordance with the Company’s policy; (iii) one year following the recipient’s termination of employment with the Company by reason of disability; and (iv) two years following a recipient’s death if the recipient’s death occurs prior to termination of employment with the Company. The terms and conditions of all other awards, if any, are determined by the Compensation Committee in connection with each grant.

Amendment and Termination

     The Board may amend or terminate the Amended and Restated 2006 Plan or any portion thereof at any time without further approval of the Company’s stockholders unless such amendment would (i) increase the number of shares of stock subject to the Amended and Restated 2006 Plan; (ii) require shareholder approval under the terms of the Amended and Restated 2006 Plan; or (iii) require shareholder approval to comply with any tax or regulatory requirement or rule of any national securities exchange upon which the Company’s stock is listed or quoted. The Compensation Committee may make minor or administrative amendments to the Amended and Restated 2006 Plan and amendments that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. Neither the 2006 Amended and Restated Plan nor any award made thereunder may be amended in a manner that would materially adversely affect any outstanding award previously made without the approval of the participant.

Federal Income Tax Information With Respect To the Amended and Restated 2006 Plan

     The grantee of a non-qualified stock option recognizes no income for federal income tax purposes on the grant thereof. On the exercise thereof, the difference between the fair market value of the underlying shares of the Company’s common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option, taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the taxes on the amount recognized by the option holder as ordinary income upon exercise of a non-incentive stock option.

     The grantee of an incentive stock option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive stock option. If no disposition of shares acquired upon exercise of the incentive stock option is made by the option holder within two years from the date of the grant of the incentive stock option or within one year after exercise of the incentive stock option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option is treated as compensation to the employee, taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

     The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, with certain exceptions in effect through 2012, the minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

     In connection with the sale of shares covered by incentive stock options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the “disqualifying disposition” of shares by the holder of an incentive stock option within two years after the date of the grant or one year after the exercise of the incentive stock option), subject to certain limitations on the deductibility of compensation paid to executives.

     The limitations with respect to deduction by the Company upon exercise by an option holder of a nonqualified stock option or sale in a “disqualifying disposition” of stock acquired under an incentive stock option include the deductibility limitation under section 162(m) of the IRC, unless the option qualifies as performance-based compensation under section 162(m) of the IRC as described below. In addition, IRC Section 280G limits the deduction of certain “parachute payments” contingent on a change in control, including the value of accelerated vesting of stock options.

     With respect to all non-option awards, including performance awards that are granted in a form other than options, the recipient is taxed on the full value of the Company’s common stock transferred (assuming it is fully vested on transfer) and/or cash distributed to him or her as ordinary income. The Company will be allowed a deduction for these amounts in the year of stock transfer (assuming the stock is fully vested on transfer) or cash distribution, subject to certain limitations on the deductibility of compensation paid to executives, including the deductibility limitations under sections 162(m) and 280G.

     The Company is subject to section 162(m) of the IRC, which, under current law, prohibits the Company from claiming a federal income tax deduction for compensation in excess of $1 million paid in a given fiscal year to a “covered employee”, including the Chief Executive Officer and the three most highly compensated Executive Officers other than the Chief Executive Officer and the Chief Financial Officer at the end of that fiscal year. The $1 million limitation does not apply to performance-based compensation. Under applicable rules, options and awards granted under a stock incentive plan that has been approved by the stockholders of a publicly held corporation and that meet other criteria will qualify as “performance-based compensation” under section 162(m). As part of the section 162(m) requirements, the plan must state a maximum number of awards that a participant may receive during a specified period and awards must be based on performance targets with respect to performance measures in the plan approved by the stockholders or, in the case of stock options, have an exercise price that is no less than the fair market value of the stock on the grant date. The Amended and Restated 2006 Plan sets a limit of 300,000 shares on the number of shares that may be subject to awards granted in any one calendar year to any one covered employee. The plan lists the “Performance Measures” as to which performance targets are to be achieved for awards intended to qualify as “performance-based compensation” under IRC section 162(m). Additionally, the exercise price under stock options granted under the Amended and Restated 2006 Plan may not be less than 100% of the fair market value of the stock on the grant date.

New Plan Benefits

     The specific amounts of benefits payable in the future to participants in the Amended and Restated 2006 Plan are not fully determinable because the amounts of the grants of such awards have not been established. The Company generally makes an annual grant in August or September of each year to its eligible employees and makes an annual grant in November of each year to its non-employee directors in connection with the annual stockholders’ meeting. The following chart is completed based on the grants awarded in September 2011 to eligible employees and an estimate of the amount to be awarded in November 2011 to non-employee directors.

NEW PLAN BENEFITS
Amended and Restated 2006 Plan	RSUs
	Dollar Value	Number
Name and Position	($)(1)	of Units
J.P. London
Chairman of the Board and Executive Chairman	748,800	16,250

Paul M. Cofoni
President and Chief Executive Officer	2,419,200	52,500

William M. Fairl
President, U.S. Operations
CACI, INC.-FEDERAL	720,230	15,630

Thomas A. Mutryn
Executive Vice President, Chief
Financial Officer and Treasurer	1,056,154	22,920

Daniel D. Allen
Chief Operating Officer, U.S. Operations
CACI, INC.-FEDERAL	878,285	19,060

Executive Group (six persons)	6,240,154	135,420

Non-Executive Director Group	600,284	11,706

Non-Executive Officer Employee Group	10,496,278	227,503
____________________

(1)	Amounts represent the grant date fair value of RSUs awarded on September 1, 2011 in the case of eligible employees or to be awarded in November 2011 in the case of non-employee directors. In the case of grants to eligible employees, the amounts were determined by multiplying the number of units awarded at target by the value derived under the Monte Carlo Simulation Method as of September 1, 2011. In the case of grants to be awarded to non-employee directors, the dollar value to be granted to each non-employee director was approved by the Compensation Committee on March 16, 2011. The estimated number of units was determined by dividing the dollar value by the closing price of the Company’s common stock as reported on the NYSE on September 19, 2011.

Required Vote and Recommendation

     Stockholder approval of this proposal requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy, provided that the total vote cast represents over 50% of all shares entitled to vote on the proposal. Although they will be counted as present for quorum purposes, broker non-votes will not be treated as votes cast. Abstentions, which are also counted as present for quorum purposes, will be treated as votes cast. For purposes of the vote on this proposal, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% of all shares entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

The Board recommends that stockholders vote FOR the Amended and Restated 2006 Plan.

PROPOSAL 5: ADJOURNMENT OF THE MEETING IF NECESSARY
TO PERMIT FURTHER SOLICITATION OF PROXIES

     If, at the time the Company convenes the Annual Meeting, the total votes cast on Proposal 4 above are insufficient to meet requirements for approval of that proposal, then Proposal 4 could not be approved unless the Company adjourns the Annual Meeting to reconvene at a later date in order to permit management to solicit additional proxies. In order to allow proxies received at the time of the Annual Meeting to be voted for such an adjournment, if necessary, the Company is submitting the question of adjournment under those circumstances to you, our stockholders, as a separate procedural matter for your consideration. If a quorum is present, a majority of the votes properly cast on this matter is necessary for the matter to be approved. Votes to abstain are treated as votes cast. Broker non-votes are not treated as votes cast.

The Board recommends that stockholders vote FOR adjournment of the meeting, if necessary, to permit further solicitation of proxies regarding the proposed amendments to the 2006 Stock Incentive Plan.

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s accounts for fiscal year 2011. The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors to conduct an audit of the Company’s accounts for fiscal year 2012.

     Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice.

     If a quorum is present, a majority of the votes properly cast on this matter is necessary for the matter to be approved. Votes to abstain are treated as votes cast. Broker non-votes are not treated as votes cast. However, NYSE Rule 452 permits banks and brokers to vote on the ratification of auditors without instructions from their beneficial owners. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board recommends that stockholders vote FOR ratification of Ernst & Young LLP as independent auditors for fiscal year 2012.

INDEPENDENT AUDITOR FEES

Pre-Approval Policies and Procedures

     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All such audit services were pre-approved by the Audit Committee.

     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

     The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

     The following is a summary of the fees for professional services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2010 and June 30, 2011.

	June 30,
	2011	2010
Audit Fees(1)	$1,496,939	$1,413,872
Audit-Related Fees(2)	418,051	216,213
Tax Fees(3)	330,493	331,739
Total	$2,245,483	$1,961,824

____________________

(1)	Audit Fees include fees paid to Ernst & Young LLP for professional services rendered for the audit of the Company’s consolidated financial statements (including the audit of internal control over financial reporting) and review of the Company’s consolidated quarterly statements. These fees also include fees for services that are normally provided in connection with the Company’s statutory and regulatory filings.

(2)	Audit-Related Fees consist of fees paid to Ernst & Young LLP for assurance and related services provided in connection with the audit of the Company’s 401(k) plan financial statements and due diligence.

(3)	Tax Fees are fees paid to Ernst & Young LLP for professional services rendered for tax compliance, tax advice, and tax planning.

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2011

     The members of the Company’s Audit Committee are Gordon R. England, Richard L. Leatherwood, Warren R. Phillips, and Charles P. Revoile.

     In accordance with the Audit Committee Charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter was first adopted by the Board in June 1994 and has been reviewed annually and amended as necessary since that date. Each member of the Audit Committee qualifies as “independent” in accordance with Rule 10A-3 of the Securities and Exchange Act and the requirements of the NYSE Listed Company Manual, Sections 303A.01, 303A.02, 303A.06, and 303A.07. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has accomplished the following:

1.	It has reviewed and discussed the audited financial statements with management;

2.	It has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement of Accounting Standards 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.	It has received the written disclosures and the letter from Ernst & Young LLP, pursuant to the applicable requirements of the Public Company Accounting Oversight Board;

4.	It has discussed with Ernst & Young LLP its independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board; and

5.	Based on the review and discussions described in subparagraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Gordon R. England	Richard L. Leatherwood
Warren R. Phillips	Charles P. Revoile

SOLICITATION

     The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of solicitation of proxies will be borne by the Company. The firm of Morrow & Co., LLC, 470 West Avenue, Stamford CT 06902, has been retained to assist in soliciting proxies at a fee not to exceed $8,500, plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain officers, directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.

FUTURE STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for its 2012 Annual Meeting, the proposal must comply with SEC Rule 14a-8 and any other applicable rules. Rule 14a-8 requires that any such proposal must be received by the Secretary of the Company at its principal executive offices at 1100 North Glebe Road, Arlington, Virginia 22201 at least 120 days prior to the anniversary date of this proxy statement, which will be October 6, 2012. Therefore, the date by which proposals must be received under Rule 14a-8 for consideration by the Company will be June 8, 2012.

     Under our By-laws, stockholders of record who intend to submit a proposal at the 2012 Annual Meeting, and stockholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Secretary and received at the Company’s principal executive offices no later than 150 days prior to the anniversary date of this year’s annual meeting (November 17, 2012). Therefore, the date by which such proposals and nominations must be received for purposes of our By-laws will be June 21,

2012. The written notice must satisfy certain requirements specified in the Company’s By-laws and comply with applicable laws and regulations, including SEC regulations. A copy of the By-laws will be sent to any stockholder upon written request to the Secretary, and the By-laws are also available for free on the Company’s website, www.caci.com/about/corp_gov/bylaws.shtml, and the SEC’s website, www.sec.gov.

AVAILABILITY OF FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including financial statements and financial statement schedules but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and the Company will furnish a copy of any such exhibit to any person who requests one upon the payment of our reasonable expenses in providing the requested exhibit. For further information, contact David L. Dragics, Senior Vice President, Investor Relations, CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, telephone 703-841-7800. The Company’s Annual Report on Form 10-K and its other filings with the SEC, including the exhibits, are also available at no cost at http://investor.shareholder.com/caci/sec.cfm and the SEC’s website, www.sec.gov.

HOUSEHOLDING

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report may have been sent to multiple shareholders in a household. We will promptly deliver a separate copy of any of these materials to a stockholder upon written or oral request to the following address or telephone number: CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: Arnold D. Morse, Corporate Secretary, telephone 703-841-7800. To receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy for the household, the stockholder should contact his or her bank, broker or other nominee record holder, or may contact the Corporate Secretary at the above address or telephone number.

OTHER MATTERS

     As of this date, the Board knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

By Order of the Board of Directors

Arnold D. Morse, Secretary

Arlington, Virginia
Dated: October 6, 2011

APPENDIX A

CACI INTERNATIONAL INC

2006 STOCK INCENTIVE PLAN

As Amended and Restated Effective August 11, 2011

A-i

	(c) Dissolution and Liquidation	13
	(d) Other Adjustments	13
14.	Termination and Amendment	14
	(a) Amendment or Termination by the Board	14
	(b) Amendments by the Committee	14
	(c) Approval of Participants	14
15.	Non-Guarantee of Employment	14
16.	Termination of Employment	14
17.	Written Agreement	14
18.	Non-Uniform Determinations	14
19.	Limitation on Benefits	14
20.	Compliance with Securities Law	15
21.	No Trust or Fund Created	15
22.	No Limit on Other Compensation Arrangements	15
23.	No Restriction of Corporate Action	15
24.	Construction; Governing Law	15
25.	Plan Subject to Charter and Bylaws	16
26.	Effective Date; Termination Date	16

A-ii

CACI INTERNATIONAL INC
2006 STOCK INCENTIVE PLAN

1. Establishment, Purpose and Types of Awards

     CACI International Inc, a Delaware corporation (the “Company”), hereby amends and restates the CACI International Inc 2006 Stock Incentive Plan as set forth herein (the “Plan”) effective as of August 11, 2011 (the “Effective Date”), subject to approval of the Company’s stockholders as provided in Section 26. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

     The Plan permits the granting of Awards in the form of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Unrestricted Stock, and Performance Awards, in each case as such term is defined below, and any combination of the foregoing.

2. Definitions

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock (or other equity interests) in such entity.

     “Affiliated Group Member” means any member of the “affiliated group,” as such term is defined in Section 1504 of the Code (but determined without regard to Section 1504(b) of the Code), which includes the Company.

     “Award” means an Incentive Stock Option, Non-Statutory Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Unrestricted Stock, and Performance Award, and any combination of the foregoing.

     “Board” means the Board of Directors of the Company.

     “Change in Control” means the occurrence of any one of the following events:

(i)
any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	persons who, as of July 1, 2006, constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to July 1, 2006 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

(iii)	the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)	the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)	the approval by the stockholders of a complete liquidation of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

     “Committee” means the Compensation Committee of the Board or such other committee or sub-committee of the Board as may be appointed pursuant to Section 3 of the Plan to administer the Plan.

     “Committee Delegate” means the Chief Executive Officer or other senior officer of the Company to whom duties and powers of the Board or Committee hereunder have been delegated pursuant to Section 3(b).

     “Covered Employee” means an employee of the Company or any Affiliated Group Member who is subject to Section 162(m) of the Code.

     “Disabled” or “Disability” means (i) the Participant is subject to a legal decree of incompetency (the date of such decree being deemed the date on which such disability occurred), (ii) the written determination by a physician selected by the Company that, because of a medically determinable disease, injury or other physical or mental disability, the Participant is unable substantially to perform each of the material duties of the Participant’s position as an Executive, and that such disability has lasted for the immediately preceding ninety (90) days and is, as of the date of determination, reasonably expected to last an additional six (6) months or longer after the date of determination, in each case based upon medically available reliable information, or (iii) the Participant’s qualifying for benefits under the Company’s long-term disability coverage, if any.

     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and any rules or regulations promulgated thereunder.

     “Fair Market Value” of the Stock for any purpose on a particular date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on NASDAQ; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on an established securities market, the Fair Market Value of the Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B).

     “Grant Agreement” means a written agreement between the Company and a Participant memorializing the terms and conditions of an Award granted pursuant to the Plan.

     “Grant Date” means the date on which the Committee formally acts to grant an Award to a Participant or such other later date as the Committee shall so designate at the time of taking such formal action.

     “Incentive Stock Options” means Stock options that meet the requirements of Section 422 of the Code.

     “Non-Employee Director” means any director who: (i) is not currently an officer of the Company, a Subsidiary or an Affiliate, or otherwise currently employed by the Company, a Subsidiary or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company, a Subsidiary or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

     “Non-Statutory Stock Options” means Stock options that do not meet the requirements of Section 422 of the Code.

     “Outside Director” means any director who (i) is not an employee of the Company or of any Affiliated Group Member, (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

     “Parent” means a company, whether now or hereafter existing, within the meaning of the definition of “parent company” provided in Section 424(e) of the Code, or any successor thereto of similar import.

     “Participant” means any member of the Board or officer or key employee of the Company or any Subsidiary or Affiliate, who is granted an Award under the Plan.

     “Performance Award” means an Award under Section 10 hereof.

     “Performance Measure” means one or more of the following criteria, or such other operating objectives, selected by the Committee to measure performance of the Company or any Subsidiary or Affiliate or other business division of same for a Performance Period, whether in absolute or relative terms: basic or diluted earnings per share of Stock; earnings per share of Stock growth; revenue; operating income or profit; net income or profit (either before or after taxes); earnings and/or net income or profit before interest and taxes; earnings and/or net income or profit before interest, taxes, depreciation and amortization; return on capital; return on equity; return on assets; net cash provided by operations; free cash flow; Stock price; economic profit; economic value; total stockholder return; gross margins and costs. Each such measure shall be determined in accordance with generally accepted accounting principles as consistently applied, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

     “Performance Period” means a period of not less than one year over which the achievement of targets for Performance Measures is determined.

     “Performance Shares” mean Restricted Stock Units granted under Section 10.

     “Plan” means the CACI International Inc. 2006 Stock Incentive Plan, as amended and restated from time to time.

     “Repricing” or “Reprice” means any of the following or other action that has the same effect: (i) lowering the exercise price of a Stock option or Stock Appreciation Right after it is granted, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling a Stock option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Stock in exchange for another Award, other equity of the Company or cash, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

     “Restricted Stock” and “Restricted Stock Units” means Awards under Section 7.

     “Rule 16b-3” means Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

     “Securities Act” means the U.S. Securities Act of 1933, as amended and any rules or regulations promulgated thereunder.

     “Separation from Service” means separation from service (within the meaning of Section 409A(a)(2)(A)(i) of the Code).

     “Specified Employee” means a specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code.

     “Stock” means common stock of the Company, par value $0.10 per share.

     “Stock Appreciation Rights” or “SARs” means Awards under Section 8.

     “Subsidiary” and “Subsidiaries” means only a company or companies, whether now or hereafter existing, within the meaning of the definition of “subsidiary company” provided in Section 424(f) of the Code, or any successor thereto of similar import.

     “Terminated Plan” means the 1996 Stock Incentive Plan.

     “Unrestricted Stock” means Awards under Section 9.

3. Administration

     (a) Procedure. The Plan shall be administered by a Stock Incentive Plan Committee (the “Committee”) consisting of all members of the Compensation Committee of the Company, each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-Employee Director. The Committee shall have at least two (2) members at all times. None of the members of the Committee shall have been granted any Award under this Plan (other than pursuant to Sections 6(g) and 9(b) herein) or the Terminated Plan (other than pursuant to Sections 5(b) and 7(b) therein). Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

     (b) Secondary Committees and Sub-Plans. The Board may, in its sole discretion, divide the duties and powers of the Committee by establishing one or more secondary Committees to which certain duties and powers of the Committee hereunder are delegated (each of which shall be regarded as a “Committee” under the Plan with respect to such duties and powers). Additionally, if permitted by applicable law, the Board or Committee may delegate certain of the Committee’s duties and powers hereunder to the Chief Executive Officer and/or to other senior officers of the Company subject to such conditions and limitations as the Board or Committee shall prescribe. However, only the Committee described under Subsection 3(a) may designate and grant Awards to Participants. The Committee shall also have the power to establish sub-plans (which may be included as appendices to the Plan or the respective Grant Agreements), which may constitute separate programs, for the purpose of establishing programs which meet any special tax or regulatory requirements of jurisdictions other than the United States and its subdivisions. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the Plan.

     (c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

     (i) determine the Participants to whom, and the time or times at which, Awards shall be granted,

     (ii) determine the types of Awards to be granted,

     (iii) determine the number of shares of Stock to be covered by or used for reference purposes for each Award,

     (iv) impose such terms, limitations, vesting schedules, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including without limitation establishing, in its discretion, Performance Measures that must be satisfied before an Award vests and/or becomes payable, the term during which an Award is exercisable, the purchase price, if any, under an Award and the period, if any, following a Participant’s termination of employment or service with the Company or any Subsidiary or Affiliate during which the Award shall remain exercisable,

     (v) subject to the provisions of Section 409A of the Code, modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award that would materially, adversely affect the Participant without the Participant’s consent, or constitute a Repricing of an Incentive Stock Option or Non-Statutory Stock Option without the approval of the holders of the Company’s voting securities,

     (vi) subject to the provisions of Section 4(c) and to the provisions of Section 409A of the Code, accelerate the time in which an Award may be exercised or in which an Award becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an Award, and

     (vii) establish objectives and conditions, including targets for Performance Measures, if any, for earning Awards and determining whether Awards will be paid after the end of a Performance Period.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary, desirable or appropriate in accordance with the Bylaws of the Company.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee or a Committee Delegate shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     (e) Indemnification. The members of the Board and Committee and any Committee Delegate shall be indemnified by the Company in respect of all their activities under the Plan in accordance with the procedures and terms and conditions set forth in the Certificate of Incorporation and Bylaws of the Company as in effect from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation and Bylaws, as a matter of law, or otherwise.

     (f) Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee or a Committee Delegate on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s or Committee Delegate’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

4. Stock Available Under the Plan; Maximum Awards

     (a) Stock Available Under the Plan.

     (i) Subject to adjustments as provided in Section 13 of the Plan, the Stock that may be delivered or purchased with respect to Awards granted under the Plan, including with respect to Incentive Stock Options, shall not exceed an aggregate of five million (5,000,000) shares of Stock, plus the number of shares of Stock available from the Terminated Plan as provided in Subsection 4(a)(ii) below. The Company shall reserve said number of shares of Stock for Awards under the Plan, subject to adjustments as provided in Section 13 of the Plan. If any Award, or portion of an Award, issued under the Plan, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares of Stock without the delivery by the Company (or, in the case of Restricted Stock, without vesting) of Stock or other consideration, the Stock subject to such Award shall thereafter be available for further Awards under the Plan. In the case of a Stock Appreciation Right, the difference between the number of shares of Stock covered by the exercised portion of the SAR and the number of shares of Stock actually delivered upon exercise shall not be restored or available for future issuance under the Plan.

     (ii) There shall be available for issuance under the Plan the sum of (A) eight hundred ninety-four thousand three hundred thirty (894,130) shares of Stock, representing the number of shares of Stock remaining available for issuance under the Terminated Plan at the effective date of this Plan, plus (B) shares of Stock subject to any awards issued under the Terminated Plan to the extent any such award, or portion of an award, issued under the Terminated Plan, expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares of Stock without the delivery by the Company (or, in the case of restricted Stock, without vesting) of Stock or other consideration.

     (iii) Stock available under the Plan may be, in any combination, (i) authorized but unissued shares of Stock, (ii) shares of Stock that are reacquired by the Company and held as treasury shares, and/or (iii) shares of Stock purchased on the open market by a broker designated by the Company and, subject to the requirements of Section 20, immediately thereafter issued for the benefit of a Participant under the Plan. It is intended that a registration statement under the Securities Act of 1933, as amended, shall be effective with respect to the shares of Stock issued under the Plan.

     (b) Maximum Awards to Covered Employees. The maximum number of shares of Stock subject to Awards (including Stock options and Stock Appreciation Rights) that may be granted during any one calendar year to any one Covered Employee shall be limited to three hundred thousand (300,000). To the extent required by Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Stock subject to the foregoing maximum with respect to which the related Award is terminated, surrendered or canceled shall nonetheless continue to be taken into account with respect to such maximum for the calendar year in which granted.

     (c) Limitation on Full Value Awards. In no event shall the Committee grant under the Plan Restricted Stock, Restricted Stock Units or Unrestricted Stock Awards on or after the Effective Date for more than two million (2,000,000) shares of Stock. Shares of Stock subject to a Restricted Stock or Restricted Stock Unit Award which are forfeited by and/or not issued to the Participant as a result of full or partial forfeiture of the Award shall not count towards the limit in the preceding sentence. With respect to Awards of Restricted Stock, Restricted Stock Units or Unrestricted Stock (other than pursuant to Section 9(b)), the vesting schedule must be, at a minimum, (i) three years for shares that vest based on continued service to the Company, and (ii) one year for shares that vest based upon the accomplishment of Performance Measures. Notwithstanding the forgoing limitation, such Award may provide for full vesting upon death, Disability, retirement (on or after age 65) or a termination of employment or service following a Change in Control.

     (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company, a Subsidiary or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company, a Subsidiary or an Affiliate or the acquisition by the Company, a Subsidiary or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 4(a) and 4(c), provided that said additional shares shall not exceed five hundred thousand (500,000) in the aggregate over the term of the Plan (through the date that is 10 years after the date of adoption of the Plan by the Board of Directors).

5. Participation

     Participation in the Plan shall be open to all members of the Board and officers and key employees of the Company, or of any Subsidiary or Affiliate of the Company, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of Incentive Stock Options shall be limited to employees of the Company or of any Subsidiary of the Company.

     Awards may be granted to such Participants and for or with respect to such number of shares of Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to a Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6. Stock Options

     Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to Participants Awards of Non-Statutory Stock Options and/or Incentive Stock Options. The stock option Awards granted shall be subject to the following terms and conditions.

     (a) Grant of Option. The grant of a stock option shall be evidenced by a Grant Agreement, executed by the Company and the Participant, stating the number of shares of Stock subject to the stock option evidenced thereby, the exercise price and the terms and conditions of such stock option, in such form as the Committee may from time to time determine.

     (b) Exercise Price. The price per share payable upon the exercise of each stock option shall be determined by the Committee but shall be no less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date.

     (c) Payment. Stock options may be exercised in whole or in part by payment of the exercise price of the Stock to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made.

     Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if provided in the Grant Agreement and permitted by applicable law, in shares of Stock which have been held by Participant or which would otherwise be issuable to Participant on exercise, or a combination of cash and such Stock, or by such other means as the Committee may prescribe. The Fair Market Value of Stock delivered on exercise of stock options shall be determined as of the date of exercise.

     The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased Stock directly to such brokerage firm.

     (d) Term of Options. The term during which each stock option may be exercised shall be determined by the Committee; provided, however, that in no event shall a stock option be exercisable more than ten (10) years from the date it is granted. Prior to the exercise of the stock option and delivery of the Stock certificates represented thereby, the Participant shall have none of the rights of a stockholder with respect to any Stock represented by an outstanding stock option.

     (e) Restrictions on Incentive Stock Options. Incentive Stock Option Awards granted under the Plan shall comply in all respects with Section 422 of the Code and, as such, shall meet the following additional requirements:

     (i) Grant Date. An Incentive Stock Option must be granted within ten (10) years of the earlier of the Plan’s adoption by the Board of Directors or approval by the Company’s stockholders.

     (ii) Exercise Price and Term. The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the stock option is granted and the term of the stock option shall not exceed ten (10) years. Also, the exercise price of any Incentive Stock Option granted to a Participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of Stock of the Company or any Subsidiary of the Company shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the grant date and the term of such stock option shall not exceed five (5) years.

     (iii) Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any Participant in any calendar year under this or any other plan of the Company and any Subsidiaries may not exceed One Hundred Thousand Dollars ($100,000) or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed One Hundred Thousand Dollars ($100,000), or other applicable amount, such stock options to the extent of the Stock in excess of such limit shall be treated as Non-Statutory Stock Options. In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.

     (iv) Participant. Incentive Stock Options shall only be issued to employees of the Company or of a Subsidiary of the Company.

     (v) Designation. No stock option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option.

     (vi) Stockholder Approval. No stock option issued under the Plan shall be an Incentive Stock Option unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

     (f) Other Terms and Conditions. Stock options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7. Restricted Stock and Restricted Stock Units

     (a) In General. Subject to the other applicable provisions of the Plan and applicable law, the Committee may at any time and from time to time grant Restricted Stock or Restricted Stock Units to Participants, in such amounts and subject to such vesting conditions, other restrictions and conditions for the lapse of restrictions as it determines. Unless determined otherwise by the Committee, Participants receiving Restricted Stock or Restricted Stock Units are not required to pay the Company cash consideration therefor (except as may be required for applicable tax withholding).

     (b) Vesting Conditions and Other Restrictions. Each Award for Restricted Stock and Restricted Stock Units shall be evidenced by a Grant Agreement that specifies the applicable vesting conditions and other restrictions, if any, on such Award, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of the shares of Stock that are part of the Award.

     (c) Stock Issuance and Stockholder Rights.

     (i) Restricted Stock. Stock certificates with respect to Stock granted pursuant to a Restricted Stock Award shall be issued, and/or Stock shall be registered, in the Participant’s name at the time of grant of the Restricted Stock Award, subject to forfeiture if the Restricted Stock does not vest or other restrictions do not lapse. Any Stock certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award and the Participant will be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during the period of restriction following issuance of Restricted Stock certificates, the Participant shall have all of the rights of a holder of Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the Restricted Stock. The Committee, in its discretion, may provide in the Grant Agreement that any dividends or distributions paid with respect to Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Restricted Stock to which such dividends or distributions relate.

     (ii) Restricted Stock Units. Stock certificates for the shares of Stock subject to a Restricted Stock Unit shall be issued, and/or Stock shall be registered, in the Participant’s name upon vesting and lapse of any other restrictions with respect to the issuance of Stock under such Award. The Participant will not be entitled to vote such Stock or to any of the other rights of stockholders during the period prior to issuance of the certificates for such Stock and/or the registration of the Stock. An Award of Restricted Stock Units may provide the Participant with the right to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding, and an Award may be settled in cash or Stock, all as determined by the Committee and set forth in the Grant Agreement. Unless otherwise determined by the Committee with respect to a particular Award (and set forth in the Grant Agreement), each outstanding Restricted Stock Unit that is entitled to receive amounts equivalent to dividends and distributions paid with respect to Stock subject to the Award while the Award is outstanding shall accrue such dividend and distribution equivalents, deferred as equivalent amounts of additional Restricted Stock Units, and such amounts shall be paid only when and if the Restricted Stock Unit (on which such dividend and distribution equivalents were accrued) vests and becomes payable. If the Committee determines to provide for the current payment of dividend equivalents and distributions with respect to Stock subject to the Award, the terms and conditions of such payment shall be set forth in the Grant Agreement and shall be structured in compliance with Section 409A of the Code. To the extent that a Restricted Stock Unit does not vest or is otherwise forfeited, any accrued and unpaid dividend and distribution equivalents shall be forfeited. Unless a Participant has elected to defer amounts payable or distributable with respect to the Award pursuant to Section 7(e), amounts payable or distributable (including dividend and distribution equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after the Participant’s rights to such payments vest. In the event the Award provides for partial vesting over multiple years, amounts payable or distributable with respect to the Award (including dividend and distribution equivalents that are payable with respect to such Restricted Stock Units) shall be made or distributed within thirty (30) days after vesting occurs.

     (d) Restricted Stock Units Granted to Non-Employee Directors.

     (i) Grant of Restricted Stock Units.

(A) Each Non-Employee Director upon his or her initial election to the Board by the stockholders of the Company shall automatically be granted an Award of Restricted Stock Units in an amount established from time to time by the Committee. Such award shall be made within thirty-one (31) days after the date of the annual meeting at which such election occurs and the amount of the RSUs granted to the Non-Employee Director shall be based on the Fair Market Value of the Stock as of such date.

(B) Upon subsequent election to the Board by the stockholders of the Company, each Non-Employee Director shall automatically be granted an Award of Restricted Stock Units in an amount established from time to time by the Committee. Such award shall be made on the date of the annual meeting at which such election occurs and the amount of the RSUs granted to the Non-Employee Director shall be based on the Fair market Value of the Stock as of such date.

(C) The Company shall grant Restricted Stock Units to each Non-Employee Director in whole Units. No fractional RSU will be granted. Instead, the amount of RSUs granted to the Non-Employee Director will be rounded up to the next whole number.

     (ii) Vesting. The Restricted Stock Units granted in each Award pursuant to this Section 7(d) shall vest in increments of twenty-five percent (25%) on each of the ninetieth (90th), one-hundred eightieth (180th), two-hundred seventieth (270th), and three-hundred sixtieth (360th) day following the date of the election or re-election of the Non-Employee Director. Unless a Non-Employee Director has elected to defer distribution of Stock payable with respect to an Award pursuant to Section 7(e), distribution of Stock shall be paid as the Restricted Stock Unit vests, with such distribution being made within thirty (30) days after each vesting date.

     (iii) Acceleration. Each Award granted pursuant to this Section 7(d) shall include a provision accelerating the vesting of each Restricted Stock Unit included in the Award in the event of death, disability (within the meaning of Section 409A(a)(2)(C) of the Code) or a Change of Control of the Company.

     (iv) Limited to Non-Employee Directors. The provisions of this Section 7(d) shall apply only to Awards of Restricted Stock Units granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Restricted Stock Unit issued under this Plan to a Participant who is not a Non-Employee Director of the Company. To the extent and consistent with the provisions of any other Section of this Plan, the provisions of this Section 7(d) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Restricted Stock Units granted or to be granted to Non-Employee Directors under this Plan.

     (e) Election to Defer.

     (i) With respect to Awards of Restricted Stock Units earned on or after January 1, 2009, each Participant (including Non-Employee Directors) may voluntarily elect to defer all or a portion (in increments of 25%) of the amount payable or distributable with respect to the Award. Each Deferral Agreement may specify (1) that the Restricted Stock Units will be deferred until the day that is thirty (30) days after the date of the Participant’s separation from service (as determined for purposes of Section 409A of the Internal Revenue Code) (“Separation from Service”), or (2) a specified distribution date; provided, however, that any distribution to a Specified Employee that is payable on account of a Separation from Service shall be made on the first day of the seventh month following the date of Separation from Service (or, if earlier, the date of death). A specified distribution date shall be expressed as a number of whole years, not less than three, following the Grant Date. The date selected for payment of the Restricted Stock Units shall be irrevocable.

     (ii) The election by a Participant to defer amounts payable or distributable with respect to Restricted Stock Units shall be made in compliance with the provisions of Section 409A of the Code and in accordance with the terms and conditions specified in the Award.

8. Stock Appreciation Rights

     (a) Award of Stock Appreciation Rights. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant Stock Appreciation Rights (“SARs”) to Participants, either on a free-standing basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option), as it determines. SARs granted in tandem with or in addition to a stock option may be granted at the same time as the stock option; provided, however, that a tandem SAR shall not be granted with respect to any outstanding Incentive Stock Option Award without the consent of the Participant. SARs shall be evidenced by Grant Agreements, executed by the Company and the Participant, stating the number of shares of Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. In no event shall a SAR be exercisable more than ten (10) years from the date it is granted. The Participant shall have none of the rights of a stockholder with respect to any Stock represented by a SAR prior to exercise of the SAR.

     (b) Restrictions of Tandem SARs. No Incentive Stock Option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Stock subject to the Incentive Stock Option is greater than the exercise price for such Incentive Stock Option. SARs granted in tandem with stock options shall be exercisable only to the same extent and subject to the same conditions as the stock options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

     (c) Amount of Payment upon Exercise of SARs. A SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value of one share of Stock on the exercise date over (B) the base price per share of Stock specified in the Grant Agreement, times (ii) the number of shares of Stock specified by the SAR, or portion thereof, that is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of a share of Stock on the Grant Date. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the Participant from time to time determines to surrender for this purpose).

     (d) Form of Payment upon Exercise of SARs. Payment by the Company of the amount receivable upon any exercise of a SAR shall be made by the delivery of the number of whole shares of Stock determined by dividing the amount payable under the SAR by the Fair Market Value of a share of Stock on the exercise date. The amount equivalent in value to any fractional share will be paid out currently in cash.

9. Unrestricted Stock

     (a) Grant or Sale of Unrestricted Stock. Subject to the limitations contained in Section 4, the Committee in its discretion may grant or sell to any Participant shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

     (b) Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

10. Performance Awards

     (a) In General. The Committee, in its discretion, may establish targets for Performance Measures for selected Participants and authorize the granting, vesting, payment and/or delivery of Performance Awards in the form of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Restricted Stock Units (which shall be referred to as “Performance Shares” if granted under this Section), Stock Appreciation Rights, and/or Unrestricted Stock to such Participants upon achievement of such targets for Performance Measures during a Performance Period. The Committee, in its discretion, shall determine the Participants eligible for Performance Awards, the targets for Performance Measures to be achieved during each Performance Period, and the type, amount, and terms and conditions of any Performance Awards. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

     (b) Covered Employee Targets. In connection with any Performance Awards granted to a Covered Employee which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, the Committee shall (i) establish in the applicable Grant Agreement the specific targets relative to the

Performance Measures which must be attained before the respective Performance Award is granted, vests, or is otherwise paid or delivered, (ii) provide in the applicable Grant Agreement the method for computing the portion of the Performance Award which shall be granted, vested, paid and/or delivered if the target or targets are attained in full or part, and (iii) at the end of the relevant Performance Period and prior to any such grant, vesting, payment or delivery certify the extent to which the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing the portion of such Performance Award which shall be granted, vested, paid or delivered to any Covered Employee shall be established by the Committee prior to the earlier to occur of (A) ninety (90) days after the commencement of the Performance Period to which the Performance Measure applies and (B) the elapse of twenty-five percent (25%) of the Performance Period and in any event while the outcome is substantially uncertain. In interpreting Plan provisions applicable to Performance Measures and Performance Awards which are intended to meet the performance-based compensation exception under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162 -27(e)(2), and the Committee in interpreting the Plan shall be guided by such provisions.

     (c) Nonexclusive Provision. Notwithstanding this Section 10, the Committee may authorize the granting, vesting, payment and/or delivery of Performance Awards based on performance measures other than the Performance Measures and performance periods other than the Performance Periods to employees who are not Covered Employees or to Covered Employees to the extent such Awards are not intended to meet the performance-based compensation exception under Section 162(m) of the Code and in such case waive the deadlines for establishing performance measures under Subsection (b) above.

11. Tax Withholding

     (a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     (b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock that have been purchased by the optionee on the open market or have been beneficially owned by the optionee and are not then subject to restrictions under any Company plan and with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Grant Agreement may also provide that all tax withholding obligations will be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to an Award that number of shares having an aggregate Fair Market Value (as of the date the withholding is effected) required to satisfy the minimum withholding amounts due with respect to such Award.

     (c) Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

12. Transferability

     No stock option, SAR or other unvested Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, a stock option or SAR may be exercised during the lifetime of the Participant only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, with the Committee’s permission expressed in the Grant Agreement or otherwise, any Award other than an Incentive Stock Option may, in the Committee’s sole discretion, be transferable by gift or domestic relations order to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, “Family Members”), (ii) a corporation, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable are the Participant and/or Family Members, or (iii) a trust in which the Participant and/or Family Members have all of the beneficial interests, and subsequent to any such transfer any Award may be exercised by any such transferee.

13. Adjustments; Business Combinations

     (a) Adjustments. In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters that relate to Awards and that are affected by the changes in the shares referred to above.

     (b) Change in Control. In the event of a Change in Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the Participants, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A of the Code and subject to the limitations of Section 4(c): (i) acceleration or change of the exercise and/or expiration dates of any vested or non-vested Award to require that exercise be made, if at all, prior to the Change in Control; (ii) the cancellation of any vested or non-vested Award upon payment to the holder of the fair value of the Award, as determined by the Committee (which shall not exceed the Fair Market Value of the Stock subject to such Award as of the date of cancellation, less the aggregate exercise price, if any, of the Award); and (iii) in any case where equity securities of another entity are delivered in exchange for or with respect to Stock of the Company, arrangements to have such other entity replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the Award.

     Except as provided above, no Grant Agreement shall be issued that will provide for automatic vesting upon a Change in Control, other than, in the discretion of the Committee, accelerated vesting in the event of a termination of employment following a Change in Control under such circumstances as the Committee deems appropriate.

     (c) Dissolution and Liquidation. In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then, to the extent permitted under Section 409A of the Code, each Participant shall have the right to exercise his or her vested, outstanding stock options and Stock Appreciation Rights and to require delivery of Stock certificates, and/or registration in Participant’s name of the Stock, under any vested, outstanding Restricted Stock Unit Awards, at any time up to the effective date of such liquidation and dissolution, upon which date all Awards under the Plan shall terminate.

     (d) Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding paragraphs of this Section 13) affecting the Company, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     Except as hereinbefore expressly provided, issuance by the Company of stock of any class or securities convertible into stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock subject to Awards.

14. Termination and Amendment

     (a) Amendment or Termination by the Board. The Board, without further approval of the stockholders, may amend or terminate the Plan or any portion thereof at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company to increase the number of shares of Stock subject to the Plan or if stockholder approval is required under the terms of the Plan or is necessary to comply with any tax or regulatory requirement or rule of any exchange or national automated quotation system upon which the Stock is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Committee to grant Incentive Stock Options pursuant to the Plan).

     (b) Amendments by the Committee. The Committee shall be authorized to make minor or administrative amendments to the Plan as well as amendments to the Plan that may be dictated by requirements of U.S. federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend any outstanding Award in any manner as provided in Section 3(c) and to the extent that the Committee would have had the authority to make such Award as so amended.

     (c) Approval of Participants. No amendment to the Plan or any Award may be made that would materially adversely affect any outstanding Award previously made under the Plan without the approval of the Participant.

15. Non-Guarantee of Employment

     Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate an employee at any time.

16. Termination of Employment

     For purposes of maintaining a Participant’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Company and the Company’s Subsidiaries or Affiliates shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence that is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or contract.

17. Written Agreement

     Each Grant Agreement entered into between the Company and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

18. Non-Uniform Determinations

     The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

19. Limitation on Benefits

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20. Compliance with Securities Law

     Any Stock certificates for shares issued pursuant to this Plan may bear a legend restricting transferability of the Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable securities laws of the states of the U.S. The Company may notify its transfer agent to stop any transfer of Stock not made in compliance with these restrictions. Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of Stock certificates for such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any national securities exchange or Nasdaq System upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.

21. No Trust or Fund Created

     Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. With respect to any transfer or payment not yet made to a Participant pursuant to an Award, the obligation of the Company shall be interpreted solely as an unfunded contractual obligation to make such transfer or payment in the manner and under the conditions prescribed under the written instrument evidencing the Award. Any shares of Stock or other assets set aside with respect to an Award shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of an Award, have any interest in such shares or assets. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provisions of this Section. In no event shall any assets set aside (directly or indirectly) with respect to an Award be located or transferred outside the United States.

22. No Limit on Other Compensation Arrangements

     Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases), including without limitation the granting of stock options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or Unrestricted Stock Units otherwise than under the Plan.

23. No Restriction of Corporate Action

     Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any Subsidiary or Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or, except as otherwise provided herein, or in a Grant Agreement, to take other actions which it deems to be necessary or appropriate. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary or Affiliate as a result of such action.

24. Construction; Governing Law

     The Plan is generally intended to constitute an equity compensation plan that does not provide for the deferral of compensation subject to Section 409A of the Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan not being subject to the provisions of Section 409A. To the extent any Awards under the Plan are subject to Section 409A, then no amount of “deferred compensation” (within the meaning of Section 409A of the Code) payable to a Employee or Non-Employee Director shall be paid earlier than the earliest date permitted under Section 409A of the Code, and all deferral elections shall be made in accordance with the provisions of Section 409A. To the extent that an Award is subject to the provisions of Section 409A of the Code, the provisions of the Plan relating to such Awards, including all deferral elections and distributions thereunder, are intended to comply with the provisions of Section 409A of the Code and if any such provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Plan complying with the provisions of Section 409A.

     The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined in accordance with applicable federal laws and the laws of the State of Delaware.

25. Plan Subject to Charter and Bylaws

     This Plan is subject to the Certificate of Incorporation and Bylaws of the Company, as they may be in effect from time to time.

26. Effective Date; Termination Date

     The Plan, as amended and restated herein, is effective as of the Effective Date, subject to the approval of the stockholders of the Company within twelve (12) months of the Effective Date. Any Award granted under the Plan after the Effective Date, and prior to such stockholder approval, shall be subject to such stockholder approval, if such Award could not have been granted under the Plan as in effect immediately prior to the Effective Date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (10th) anniversary of the initial effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Approved by the Board: August 11, 2011

Date Approved by the Stockholders: November 17, 2011

CACI INTERNATIONAL INC 1100 N. GLEBE ROAD ARLINGTON, VA 22201
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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M38607-P16613	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CACI INTERNATIONAL INC					For	Withhold	For All
					All	All	Except
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors				☐	☐	☐
	Nominees:
	01)	Paul M. Cofoni	06)	James L. Pavitt
	02)	James S. Gilmore III	07)	Warren R. Phillips
	03)	Gregory G. Johnson	08)	Charles P. Revoile
	04)	Richard L. Leatherwood	09)	William S. Wallace
	05)	J. Phillip London
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

2.	To approve an advisory vote on executive compensation.		☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:		1 Year	2 Years	3 Years	Abstain

3.	To consider how frequently to hold an advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

4.	To approve the proposed amendments to the 2006 Stock Incentive Plan and to approve the 2006 Stock Incentive Plan as so amended and restated.	☐	☐	☐

5.	To approve a proposal to adjourn the meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve Item 4.	☐	☐	☐

6.	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2012.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M38608-P16613

CACI INTERNATIONAL INC
PROXY FOR
NOVEMBER 17, 2011
ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Fairview Park Marriott, 3111 Fairview Park Drive, Falls Church, Virginia 22042, on November 17, 2011 at 9:30 a.m. Eastern Standard Time and at any adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NINE NOMINEES TO THE COMPANY BOARD OF DIRECTORS IN ITEM 1 AND "FOR" ITEMS 2, 4, 5 AND 6 AND FOR "1 YEAR" ON PROPOSAL 3 ON THE REVERSE SIDE. As of the date of the Proxy Statement, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer. By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.

Continued and to be signed on reverse side